     As filed with the Securities and Exchange Commission on June 14, 1999
                                                        Registration No. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ----------------
                                bamboo.com, Inc.
             (Exact name of Registrant as specified in its charter)

        Delaware                      7379                   52-2129710
    (State or other            (Primary Standard          (I.R.S. Employer
    jurisdiction of                Industrial          Identification Number)
    incorporation or          Classification Code
     organization)                  Number)

                                ----------------
                             124 University Avenue
                              Palo Alto, CA 94301
                                 (650) 325-6787
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                ----------------
                               LEONARD B. McCURDY
                      Chairman and Chief Executive Officer
                                bamboo.com, Inc.
                             124 University Avenue
                              Palo Alto, CA 94301
                                 (650) 325-6787
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------
                  Please send copies of all communications to:
         Mario M. Rosati, Esq.                    Kenton J. King, Esq.
         Issac J. Vaughn, Esq.                   Gregory C. Smith, Esq.
 Wilson Sonsini Goodrich & Rosati, P.C.   Skadden, Arps, Slate, Meagher & Flom
           650 Page Mill Road                             LLP
          Palo Alto, CA 94304               525 University Avenue, Suite 220
             (650) 493-9300                       Palo Alto, CA 94301
                                                     (650) 470-4500

                                ----------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ----------------
                        CALCULATION OF REGISTRATION FEE
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--------------------------------------------------------------------------------

                                          Proposed Maximum
 Title of Each Class of Securities to        Aggregate            Amount of
             be Registered               Offering Price(1)     Registration Fee
-------------------------------------------------------------------------------
 Common stock, $0.001 par value......       $57,500,000            $15,985

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(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed.        +
+Bamboo.com may not sell these securities until the registration statement     +
+filed with the Securities and Exchange Commission is effective. This          +
+prospectus is not an offer to sell these securities, and it is not soliciting + +an offer to buy these securities in any state where the offer or sale is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                      SUBJECT TO COMPLETION--JUNE 14, 1999

PROSPECTUS
--------------------------------------------------------------------------------

                                       Shares

[LOGO OF BAMBOO.COM]            bamboo.com, Inc.

                                  Common Stock

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Bamboo.com, Inc. is offering      shares of its common stock in an initial
public offering. Prior to this offering, there has been no public market for bamboo.com's common stock.

Bamboo.com provides 360-degree virtual tours of real estate properties on the Internet.

It is anticipated that the public offering price will be between $     and
$     per share. The shares of bamboo.com will be quoted in the Nasdaq National
Market under the symbol "BAMB".

                                                        Per Share        Total
   Initial public offering price..................... $              $
   Underwriting discounts and commissions............ $              $
   Proceeds, before expenses, to bamboo.com.......... $              $

See "Risk Factors" on pages 7 to 14 for factors that should be considered beforeinvesting in the shares of bamboo.com.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

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The underwriters may, under certain circumstances, purchase up to additional shares from bamboo.com at the public offering price, less underwriting discounts and commissions. Delivery and payment for the shares
will be on      .

Prudential Securities
              Dain Rauscher Wessels
                a division of Dain Rauscher Incorporated
                                                    Volpe Brown Whelan & Company
                                                                     E*OFFERING

       , 1999

                               TABLE OF CONTENTS

                                      Page
                                      ----
Prospectus Summary..................    3
Risk Factors........................    7
Forward Looking Statements..........   14
Use of Proceeds.....................   15
Dividend Policy.....................   15
Capitalization......................   16
Dilution............................   17
Selected Consolidated Financial
 Data...............................   18
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations......................   19
Business............................   24

                                   Page
                                   ----
Management.......................   34
Certain Transactions.............   43
Principal Stockholders...........   46
Description of Capital Stock.....   48
Shares Eligible for Future Sale..   52
Underwriting.....................   53
Legal Matters....................   55
Experts..........................   55
Available Information............   55
Index to Consolidated Financial
 Statements......................  F-1

-------------------------------------------------------------------------------
  The terms "bamboo.com", "we", "our" and "us" refer to bamboo.com, Inc., its subsidiary and its predecessor, Jutvision Corporation, an Ontario corporation, unless the context suggests otherwise. The term "you" refers to a prospective investor.

  Bamboo.com and the bamboo.com logo are trademarks of bamboo.com. Each trademark, trade name or service mark of any other company appearing in this prospectus belongs to its holder. Our Web site address is www.bamboo.com. Information contained on our website does not constitute part of this prospectus.

-------------------------------------------------------------------------------

  You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

                               PROSPECTUS SUMMARY

  This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information that investors should consider before investing in the common stock of bamboo.com. Investors should read the entire prospectus carefully.

                                   bamboo.com

  We are a leading provider of 360-degree virtual tours of real estate properties on the Internet. Bamboo.com virtual tours provide a more complete visual representation of a property than traditional still photographs, allowing viewers to easily pan left or right or zoom in for a closer view. We provide a comprehensive turnkey virtual tour service to real estate agents that includes videotaping the inside and outside of a home or other property, processing the videotape into a complete virtual tour and distributing the virtual tour. We distribute our virtual tours to a variety of Web sites, including real estate destination sites and Internet portals. We also distribute our virtual tours by email to real estate agents for easy redistribution to their clients and prospective home buyers. Utilizing our extensive service provider network, we offer our virtual tour service in over 100 metropolitan areas across the United States and Canada.

  According to the United States Department of Commerce, the market for all housing and related products and services was in the aggregate over $1 trillion in 1997, representing 12.4% of the United States gross domestic product and is one of the largest sectors of the economy. The largest segment of the U.S. real estate industry is the market for existing home sales. According to the National Association of Realtors, or the NAR, which is comprised of approximately 720,000 residential and commercial real estate agents, there were approximately 5 million existing home sales in the United States in 1998, representing $625 billion in transaction value. As the real estate industry increasingly leverages the geographic reach and rich media potential of the Internet, we believe virtual tours will become a standard method to market real estate, the way still photographs are a standard method today.

  In order to accelerate the adoption and enhance the benefits of our bamboo.com virtual tours, we have established strategic alliances with real estate destination Web sites. Through our agreement with HomeStore.com, Inc. and RealSelect, Inc., our virtual tours are exclusively promoted, marketed and endorsed by the HomeStore.com, REALTOR.com and HomeBuilder.com Web sites. Our virtual tours are also promoted, marketed and endorsed exclusively by HomeSeekers.com, Inc. on the HomeSeekers.com Web site. We provide our virtual tours to REALTOR.com, the official Web site of the National Association of Realtors, HomeSeekers.com, Microsoft HomeAdvisor, Homes.com, HomeBuilder.com and LoopNet. Through our agreements with these sites, our virtual tours can be viewed on America Online, @Home Network, Excite, GO Network/ Infoseek, MSN, NBC.com, Netscape Netcenter and Yahoo! In addition, we have established strategic alliances with real estate brokerage firms, multiple listing services and technology providers, including Prudential Real Estate Affiliates, RE/MAX International and GTE.

  Our virtual tours provide significant benefits:

  . Benefits to Home Buyers. Our virtual tours provide home buyers with rich visual information that enables them to efficiently view and screen many properties, at no cost, without physically visiting the home. This saves buyers the time, expense and inconvenience of scheduling appointments, traveling to and visiting properties in person.

  . Benefits to Home Sellers. Our visually rich virtual tours can be used by sellers to provide more information about their homes to a larger audience than traditional methods alone have allowed. In addition, we believe that our virtual tours will reduce the amount of time and anxiety involved in showing homes to unscreened buyers.

  . Benefits to Real Estate Agents. Our turnkey virtual tour service provides real estate agents with an Internet-based marketing tool that allows them to deliver enhanced visual content of properties to a wide audience, thereby providing a value-added service to home buyers and home sellers. This enhanced marketing tool also enables real estate agents to differentiate themselves to potential home sellers and thereby gain new listings.

  . Benefits to Affiliates. Our virtual tours provide real estate destination sites, Internet portals and multiple listing services with rich visual content that increases the convenience, usefulness and enjoyment of their users' visits, thereby promoting increased traffic and repeat usage.

  Our objective is to be the leading global provider of online virtual tours to the real estate industry. We plan to achieve this goal by pursuing the following key strategies:

  . Aggressively grow our virtual tour business;

  . Establish bamboo.com as the dominant brand for online virtual tours;

  . Develop new strategic relationships;

  . Continue to enhance our virtual tour experience;

  . Expand our virtual tour business to other real estate segments;

  . Develop and implement e-commerce capabilities; and

  . Pursue international expansion opportunities.

  We originally incorporated in Ontario, Canada in 1995. On January 1, 1999 we reorganized our business as a Delaware corporation. We changed our name from Jutvision Corporation to bamboo.com, Inc. in April 1999. Our principal executive offices are located at 124 University Avenue, Palo Alto, California 94301. Our telephone number at this location is 650-325-6787.

                                  The Offering

Shares offered by bamboo.com........       shares

Total shares outstanding after this
 offering...........................       shares

Use of proceeds..................... For working capital and general corporate purposes and to redeem the Series C
                                     preferred stock.

Proposed Nasdaq National Market
 symbol............................. BAMB


                                  Risk Factors

  You should consider the risk factors before investing in bamboo.com's common stock and the impact from various events which could harm our business.

                                ----------------

  The common stock to be outstanding after the offering is based on the shares outstanding as of March 31, 1999. The shares outstanding include:

  .  All outstanding shares of Class B common stock; and

  . 618,931 shares of common stock and Series B preferred stock issued subsequent to March 31, 1999 in recent private placements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Developments."

  The common stock to be outstanding excludes:
  . 2,148,013 shares of common stock issuable as of May 31, 1999 upon the exercise of outstanding stock options (at a weighted average exercise price of $0.64 per share) issued under our stock option plans;

  . 100,000 shares of common stock issuable upon the exercise of an outstanding warrant;

  .       shares of common stock reserved for issuance under our stock option plans; and

  .       shares of common stock reserved for issuance under our employee stock purchase plan.

                                ----------------

  Except as otherwise indicated, information in this prospectus assumes the following:

  . The conversion of all outstanding shares of Series A and Series B preferred stock into shares of common stock upon the consummation of this offering;

  . The redemption of all outstanding shares of Series C preferred stock upon the consummation of this offering;

  . The filing of our amended and restated certificate of incorporation, the provision of which are summarized in "Description of Capital Stock;" and

  .  No exercise of the underwriters' over-allotment option.

                      Summary Consolidated Financial Data

  The following table summarizes our statements of operations for the years ended December 31, 1997 and 1998 and for the three month periods ended March 31, 1998 and 1999 and our balance sheet as of March 31, 1999 on an actual and pro forma as adjusted basis. See our consolidated financial statements and related notes included elsewhere in this prospectus.

                                                          Three Months Ended
Consolidated Statement of     Years ended December 31,         March 31,
Operations Data:              -------------------------  ----------------------
                                 1997          1998         1998        1999
                              ------------ ------------  ----------  ----------
                                                              (unaudited)
Revenues....................  $    45,553  $     77,410  $   20,798  $   88,658
Cost of revenues............       15,204        67,710       9,914      73,939
                              -----------  ------------  ----------  ----------
Gross profit................       30,349         9,700      10,884      14,719
Operating expenses:
 Sales and marketing........        9,672       883,469     183,441   1,558,793
 General and
  administrative............      122,034       723,607     272,962   1,498,194
 Research and development...       41,567       242,917      86,233      55,763
 Employee stock-based
  compensation..............          --            --          --    2,936,601
                              -----------  ------------  ----------  ----------
                                  173,273     1,849,993     542,636   6,049,351
                              -----------  ------------  ----------  ----------
Loss from operations........     (142,924)   (1,840,293)   (531,752) (6,034,632)
Interest income.............          --            --          --       16,093
                              -----------  ------------  ----------  ----------
Net loss....................     (142,924)   (1,840,293)   (531,752) (6,018,539)
Foreign currency translation
 adjustments................        1,230        (9,492)        --       10,563
                              -----------  ------------  ----------  ----------
Comprehensive loss..........   $ (141,694)  $(1,849,785) $ (531,752) $6,007,976
                              ===========  ============  ==========  ==========
Net loss per share--basic
 and diluted................  $     (0.14) $      (0.87) $    (0.48) $    (2.19)
                              ===========  ============  ==========  ==========
Weighted average shares--
 basic and diluted..........    1,006,700     2,119,170   1,097,330   2,750,324
                              ===========  ============  ==========  ==========

                                                          As of March 31, 1999
                                                         -----------------------
                                                               (unaudited)
                                                                      Pro Forma
                                                           Actual    As Adjusted
Consolidated Balance Sheet Data:                         ----------- -----------
Cash and cash equivalents............................... $10,947,453    $ --
Working capital ........................................   9,967,347      --
Total assets ...........................................  11,894,608      --
Series C preferred stock ...............................         --       --
Total stockholders' equity .............................  10,762,098      --

  The preceding balance sheet data is shown on a pro forma, as adjusted basis to give effect to:

  . Conversion of all outstanding shares of Series A and Series B preferred stock into shares of common stock upon the consummation of this offering;

  . Redemption of all outstanding shares of Series C preferred stock upon the consummation of this offering; and

  . The sale of shares of common stock by bamboo.com in this offering at an
    assumed initial public offering price of $   per share, after deducting
    the underwriting discounts and commissions and estimated offering expenses and application of the net proceeds.

                                  RISK FACTORS

  You should carefully consider the following risk factors, in addition to the other information in this prospectus, before purchasing shares of bamboo.com common stock. Each of these risk factors could adversely affect our business, operating results and financial condition as well as adversely affect the value of an investment in our common stock and could cause you to lose some or all of your investment. This offering involves a high degree of risk.

  Risks Related To Our Business

  Our future profitability is uncertain because we have a limited operating history.

  Because we were incorporated in 1995 and did not focus our virtual tour business on the real estate industry until January 1998, we have only a limited operating history upon which you can evaluate us and our potential. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, including:

  . the uncertainty of market acceptance of our virtual tour product, service and brand;

  . our need to expand our sales, marketing and customer service operations;

  . our ability to successfully market and support our products; and

  . our dependence on products and services with only limited market acceptance to date.

  As of March 31, 1999, we had an accumulated deficit of $8.1 million. We expect to continue to incur substantial losses for the foreseeable future and we cannot assure you that we will achieve significant revenues or profitability or, if we do, that they can be sustained or increased on a quarterly or annual basis.

  Our quarterly results may fluctuate which could cause the price of our common stock to drop.

  We believe that our quarterly operating results could vary significantly in the future, and that quarter-to-quarter comparisons should not be relied upon as indications of future performance. In some future quarterly periods our operating results may fall below the expectations of securities analysts and investors, which could significantly harm or depress the trading price of our common stock. Among the factors that may influence our operating results are:

  . the number of virtual tours we sell, process and deliver;

  . the loss of any significant distribution or service provider partners;

  . the introduction of new or enhanced imaging products and services by us or our competitors;

  . the rate at which we can recruit, train and integrate employees into our processing center, call center and field operations;

  . the amount and timing of capital expenditures and other costs relating to the expansion of our processing center, call center and field operations;

  . changes in our pricing policy relating to virtual tours or those of our competitors;

  . economic or other conditions that affect the real estate industry; and

  . economic conditions specific to the Internet.

  The loss of one or more of our significant Internet distribution partners or their loss of a significant partner could seriously harm our business.

  The ability to distribute our virtual tours widely over the Internet is vital to our business. Our virtual tours can currently be viewed through the Web sites of our distribution partners, which include real estate destination sites such as REALTOR.com, Microsoft HomeAdvisor, HomeSeekers.com, Homes.com and LoopNet. Through agreements with our partners, our virtual tours may also be viewed on America Online, @Home Network,

Excite, GO Network/Infoseek, MSN, NBC.com, Netscape Netcenter and Yahoo! If we lose any of our distribution partners, or if any of our distribution partners loses its relationship with any major Internet portal, our business could be seriously harmed.

  If online real estate listings or our virtual tours do not achieve widespread market acceptance, our business will not grow.

  Our success will depend in large part on widespread market acceptance of virtual tours to display properties online. If the online market for virtual tours develops more slowly than expected, or if our services do not achieve widespread market acceptance, our business will grow more slowly than expected. The development of an online market for real estate has only recently begun, is rapidly evolving and likely will be characterized by an increasing number of market entrants. Our future growth, if any, will depend on the following critical factors:

  . the growth of the Internet as a tool used in the process of buying and selling residential real estate;

  . our ability to successfully and cost-effectively market our virtual tours to a sufficiently large number of real estate agents or other real estate professionals; and

  . our ability to consistently deliver high quality virtual tours and fast and convenient service at competitive prices.

  Our revenues will not grow as much as we anticipate if the market for our services does not continue to develop, our services do not continue to be adopted or consumers fail to significantly increase their use of the Internet as a tool in the process of buying and selling homes.

  We may not be able to successfully scale our operations.

  Because each virtual tour requires several steps to create, a sharp rise in demand for our products and services could exceed our capacity to carry out the functions necessary to create virtual tours. In particular, we will need to rapidly expand the capacity of our processing center and our customer service center to meet significant increases in demand. In addition, we would need to rapidly engage many new videographers in one or more regions in order for us to continue to offer our turnkey virtual tour service in a timely manner. As the volume of orders for virtual tours increases, we may not be able to hire and train qualified personnel in a timely manner, and the shortage of such personnel could cause a backlog in the processing of orders, which could lead to dilution of our brand and long term harm to our reputation.

  We operate in a highly competitive market with low barriers to entry which could limit our market share and harm our financial performance.

  While the market for online virtual tours is relatively new, it is already competitive and characterized by entrants that may have or may develop online virtual tours similar to ours. In addition, there are relatively low barriers to entry to our business. We do not have patents or other intellectual property that would preclude or inhibit competitors from entering the online virtual tours market. Moreover, due to the low cost of entering the online virtual tours market, competition may intensify and increase in the future. We also compete with traditional methods used by real estate agents to market properties for sale, including classified ads, brochures and still photos. This competition may limit our ability to become profitable or result in the loss of market share.

  Most of our employees are not subject to noncompetition agreements. In addition, even though most of our key and technical employees are covered by proprietary rights agreements, our business model does not involve the use of a large amount of proprietary information. As a result, we are subject to the risk that our employees may leave us and may start competing businesses. The emergence of these enterprises will further increase the level of competition in our market and could harm our growth and financial performance.

  Our business will suffer if we are unable to establish and maintain brand recognition for bamboo.com virtual tours.

  Establishing and maintaining our brand is critical to attracting and expanding our customer base of real estate agents, solidifying our business relationships with traditional real estate companies and strategic partners and successfully implementing our business strategy. We may be unable to establish or maintain a brand that will be positively accepted by the market.

  Promotion and enhancement of our brand will also depend, in part, on our success in providing a high-quality customer experience to real estate agents, home sellers and home buyers. We may not be successful in achieving this goal. Low or inconsistent quality of products or services may significantly damage our reputation and offset the efforts we make in promoting and enhancing our brand and may harm our business. If home buyers, home sellers or real estate agents do not perceive our existing services to be of high quality or if we alter or modify our brand image, introduce new services or enter into new business ventures that are not favorably received, the value of our brand could be damaged, thereby decreasing the attractiveness of our service to potential customers.

  The performance of our bamboo.com service provider network is critical to our business and reputation.

  We depend on a network of independent contractors (bamboo.com service providers) to provide the video content for our virtual tours. This network consists almost entirely of the companies that provide still photos for the multiple listing services. If we lose one or more of these companies, we could experience a delay in servicing our virtual tour customers in the affected regions and our business could be harmed. If our service providers do not consistently provide high quality service for the real estate agents or homeowners, our brand will be diluted and our reputation will suffer, which would result in reduced revenue.

  We may not be able to recruit and retain the personnel we need to succeed.

  We may be unable to retain our key employees or attract, assimilate or retain other highly qualified employees in the future. Our future success depends on our ability to attract, retain and motivate highly skilled employees, particularly with respect to our direct sales function, our call center and processing center operations. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business will be harmed.

  We may not be able to successfully manage the expansion in our employee base.

  Over the last twelve months our employee base has grown significantly and we expect that the number of our employees will continue to increase in the future. This growth has placed, and our anticipated future growth combined with the requirements we will face as a public company will continue to place, a significant strain on our management systems and resources. To manage the expected growth of our operations and personnel, we must continue improving or replacing existing operational, accounting and information systems, procedures and controls. We also need to rapidly expand, train, integrate and manage our growing employee base, particularly our technical, accounting, financial and sales and marketing organizations. If we are unable to manage growth effectively, our business will suffer.

  We are dependent on our key management personnel for our future success.

  Our future success depends to a significant extent on the continued service and coordination of our management team, particularly Leonard McCurdy, our Chief Executive Officer and Kevin McCurdy, our founder and Executive Vice President. The departure of any of our officers or key employees could harm our ability to implement our business plan. In addition, certain members of our management team, including our Chief Financial Officer, Chief Operating Officer, Senior Vice President, Business Development and Senior

Vice President, Sales, have joined us within the last six months. These individuals have not previously worked together and may not be able to work together effectively or successfully manage our growth.

  We depend on third-party relationships to assist us in marketing our virtual tours.

  In addition to our relationships with major Internet distribution partners, we depend on establishing and maintaining commercial relationships with traditional real estate brokerage companies, multiple listing services (MLS) and MLS technology providers. We expect to continue to encounter competition for these relationships and for other marketing and endorsement relationships with real estate brokerage companies. We cannot assure you that we will be able to establish new relationships or maintain existing relationships. In addition, we cannot assure you that our existing relationships with real estate companies and MLS organizations will result in orders of virtual tours. These relationships could be terminated or fail to generate as many real estate agent customers as we anticipate, which would harm our business.

  The performance of our Web hosting facility systems is critical to our business and our reputation.

  We depend upon a third party Internet service provider to host and maintain all of our production servers. As part of our service offering, our Web servers host our virtual tours for some of our distribution partners. Any system failure, including network, software or hardware failure, that causes an interruption in the delivery of our virtual tours or a decrease in responsiveness of our Web site service could result in reduced revenue, and could be harmful to our reputation and brand. Our Internet service provider does not guarantee that our Internet access will be uninterrupted, error free or secure. Any disruption in the Internet access provided by such provider could significantly harm our business. In the future, we may experience interruptions from time to time. Our insurance may not adequately compensate us for any losses that may occur due to any failures in our system or interruptions in our service. Our Web servers must be able to accommodate a high volume of traffic and we may in the future experience slower response times for a variety of reasons. If we were unable to add additional software and hardware to accommodate increased demand, this could cause unanticipated system disruptions and result in slower response times. Real estate agents, home sellers and home buyers may become dissatisfied by any system failure that interrupts our ability to provide our virtual tours to them or results in slower response time.

  We may not be able to successfully introduce enhanced virtual tours, new products and services or e-commerce capabilities.

  We expect to introduce new and enhanced products and services, and in particular, Internet and email products and services in order to generate additional revenues, attract more business customers to our products and services and respond to competition. If we fail to adapt to technological changes, our virtual tours or other products may become obsolete. For example, we intend to develop or acquire new technology that will continually enhance our virtual tours by providing features such as high-resolution zooming functionality, larger image sizes, audio and additional compression techniques. The failure of our enhanced virtual tours or other new products and services to achieve market acceptance and generate revenue could harm our business.

  We may develop and implement strategies enabling us to participate in e-commerce opportunities by making value-added products and services available online. We may decide not to engage or we may not be successful in these e-commerce opportunities. Any new product or service we introduce that is not favorably received could damage our reputation and the perception of our brand name.

  We have risks associated with our call center and processing center in Canada.

  Our call center and processing center are currently located in Toronto, Canada. There are risks associated with our operations in Canada, including the following:

  . videotapes could be delayed in customs and cause a backlog of processing;

  . our overnight courier service could have problems delivering our videotapes from the United States to Canada in a consistently timely fashion;

  . future government regulations in the United States or Canada could limit or increase expenses related to cross-border transactions; and

  . tarrifs, domestic or international taxes or currency exchange rates may increase our operating costs.

  Cyclical economic swings in the real estate market could decrease demand for our services and products.

  Changes in the real estate market may affect demand for our services and products. The real estate industry traditionally has been subject to cyclical economic swings which could harm our business. These cyclical economic swings may be caused by various factors, such as changes in interest rates, changes in economic conditions and seasonal changes in certain regions. These cyclical economic swings could hurt our business.

  We have risks associated with international expansion.

  A part of our long-term strategy is to establish bamboo.com in international markets. However, the Internet, or our virtual tour services model, may not become widely accepted in international markets. In addition, we expect that the success of any additional foreign operations we initiate will be substantially dependent upon our distribution partners entering and succeeding in such markets. We may not be successful in establishing and managing additional international operations.

  We may require additional funding.

  Although we believe that, following this offering, our cash balances, cash equivalents and cash generated from operations together with the net proceeds from this offering will be adequate to fund our operations for at least the next 18 months, such sources may prove to be inadequate. We may seek additional funding through public or private financing or other arrangements prior to such time. Adequate funds may not be available when needed or may not be available on favorable terms. If we raise additional funds by issuing equity securities, dilution to existing stockholders may result. If funding is insufficient at any time in the future, we may be unable to develop or enhance our products or services, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business. Our future capital requirements depend upon many factors, including, but not limited to:

  . the rate at which we expand our sales and marketing operations;

  . the extent to which we develop and upgrade our technology;

  . the occurrence, timing, size and success of acquisitions;

  . the rate at which we expand our operations; and

  . the response of competitors to our service offerings.

  Risks Related To The Internet Industry

  We depend on the increased use of the Internet by home buyers.

  Our future success and revenue growth depends substantially upon continued growth in the use of the Internet by home buyers. In addition, the purchase of virtual tours for posting on the Internet in the home buying process specifically must become widespread. If use of the Internet by home buyers does not continue to increase, our business would be harmed.

  We must continue to adapt to evolving standards and technologies.

  The standards and technologies that make up the Internet will evolve and change over time. We must adapt our products and services to maintain compatibility in the future to assure that we can continue to deliver high quality virtual tours on the Web.

  We are susceptible to breaches of online commerce security.

  As part of our service offering, real estate agents can purchase virtual tours directly from our Web site using a credit card. Online commerce on our Web site relies on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of credit card numbers and other proprietary information. The misappropriation of credit card numbers or other proprietary personal information or the purchase of products through the fraudulent use of credit cards could expose us to a risk of loss or litigation and possible liability from the vendors of our products or from cardholders themselves.

  We are susceptible to breaches of database security.

  A party who is able to circumvent our security measures could misappropriate proprietary database information or cause interruptions in our operations. As a result we may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches, which could harm our business.

  We would lose revenues and incur significant costs if our systems or material third-party systems are not year 2000 compliant.

  The Year 2000 issue is the potential for system and processing failures of date-related data and is the result of the computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

  Although we do not have formal contingency plans to address Year 2000 issues, we are assessing our internal readiness for Year 2000. We use multiple software systems for internal business purposes, including accounting, email, human resources, sales tracking and customer service. All of these applications have been purchased within the preceding 12 months and we have made inquiries concerning Year 2000 compliance with the vendors of these systems. Each of these vendors has assured us that its applications are Year 2000 compliant but we have not done any operational testing to confirm compliance. We depend on third party providers for Web hosting and payroll services. While we have received verbal assurance that these third parties are Year 2000 compliant, we generally do not have any specific contractual rights with third party providers should their equipment or software fail due to Year 2000 issues. If this third party equipment or software does not operate properly with regard to Year 2000, we may incur unexpected expenses to remedy any problems.

  We are unable to predict to what extent our business may be affected if our systems or the systems that operate in conjunction with them experience a material Year 2000 failure. Known or unknown errors or defects that affect the operation of our software and systems could result in delay or loss of revenue, interruption of services, cancellation of customer contracts, diversion of development resources, damage to our reputation, increased service or warranty costs, and litigation costs, any of which could harm our business. The worst case scenario is that the Internet fails and we are unable to deliver our products and services.

  Internet related regulatory and legal uncertainties could harm our business.

  There are an increasing number of laws and regulations pertaining to the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments and agencies. Laws or regulations may be adopted with respect to the Internet relating to liability for information retrieved from or transmitted over the Internet, domain name registration, online content regulation, user privacy, taxation and quality of products and services. Moreover, the applicability to the Internet of existing laws governing issues including intellectual property ownership and infringement, copyright, patent, trademark, trade secret, obscenity, libel, employment and personal privacy is uncertain and developing.

  Risks Related To This Offering

  Our existing stockholders will exercise significant control and could make decisions that adversely affect new investors.

  Our directors and executive officers and their affiliates will, in the
aggregate, own approximately   % of the outstanding shares of our common stock
upon the closing of this offering, or   % if the underwriters exercise their
over-allotment option in full. As a result of their share of ownership, these stockholders will have a significant influence on all matters requiring stockholder approval, including the election of directors. This concentration of ownership could delay or prevent another person from acquiring control or causing a change in control of bamboo.com, which may affect your ability to resell your shares at a favorable price.

  Our shares have never been publicly traded and a market may not develop or be liquid.

  Prior to this offering, there has been no public market for our common stock. We cannot predict the extent to which a trading market will develop or how liquid that market might become. The initial public offering price for the shares will be determined by negotiations between us and the representatives of the underwriters and may not be indicative of prices that will prevail in the trading market following this offering.

  Our stock price is likely to be volatile and this volatility could affect your ability to resell your shares at a profit.

  The trading price of our common stock is likely to be volatile. The stock market has experienced significant price and volume fluctuations, and the market prices of technology company stocks, particularly those of Internet-related companies, have been highly volatile. As a result, you may not be able to resell your shares at a price equal to or greater than the initial public offering price. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against the issuing company, resulting in substantial costs and a diversion of management's attention from the operation of its business.

  Shares eligible for future sale by our existing stockholders may adversely affect our stock price.

  The market price of our common stock could drop due to the sales of a large number of shares of our common stock or the perception that such sales could occur. These factors could also make it more difficult to raise funds through future offerings of common stock.

  The            shares sold in this offering,     shares if the underwriters'
over-allotment option is exercised in full, will be freely tradable without restrictions under the Securities Act of 1933, except for any shares of common stock held by our "affiliates," as defined in Rule 144 under the Securities Act. Our officers and directors and stockholders have entered into lock-up agreements under which they have agreed not to offer or sell any shares of common stock for a period of 180 days after the date of this prospectus without the prior written consent of Prudential Securities, on behalf of the underwriters. Also, Prudential Securities may, at any time and without notice, waive the terms of these lock-up agreements specified in the underwriting agreement. Upon expiration of this lock-up period, the shares owned by these persons prior to completion of this offering may be sold into the public market without registration under the Securities Act in compliance with the volume limitations and other applicable restrictions of Rule 144 under the Securities Act. After the date of this prospectus, we intend to file one or more registration statements under the Securities Act to register all shares of common stock issuable upon the exercise of outstanding stock options or reserved for issuance under our 1998 Employee, Director and Consultant Stock Plan, of which 1,223,615 shares will be immediately exercisable. Those registration statements are expected to become effective immediately upon filing, and subject to the vesting requirements and exercise of the related options and the grant of stock awards (as well as the terms of the lock-up agreements), shares covered by those registrations statements will be eligible for sale in the public markets, except for any shares held by our "affiliates."

  Investors Will Experience Immediate And Substantial Dilution And May
   Experience Further Dilution.

  You will incur immediate and substantial dilution of    per share in the net
tangible book value per share of common stock from the price you paid, assuming
an initial public offering price of $      per share.

  Our Management Will Have Broad Discretion In Use Of Proceeds And It May Not
   Effectively Utilize Those Funds.

  Our management will have broad discretion in how we use the net proceeds of this offering. Investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering. Our management's decision regarding use of the net proceeds may not be the most effective utilization of those funds.

                           FORWARD-LOOKING STATEMENTS

  This prospectus includes forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions about bamboo.com, including among other things:

  .implementing our business strategy;

  .obtaining and expanding market acceptance of the services we offer;

  .forecasts of Internet and our market size and growth;

  .the continued listing of real estate on the Internet; and

  .competition in our market.

  In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions. These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Actual results and events may vary significantly from those discussed in the forward-looking statements.

                                USE OF PROCEEDS

  The net proceeds to bamboo.com from the sale of common stock in this
offering, assuming an initial public offering price of $   per share, are
estimated to be $    ($    if the underwriters exercise their overallotment
option in full) after deducting the underwriting discounts and commissions and estimated offering expenses. We expect to use the majority of such proceeds for working capital and general corporate purposes. We will use $11.0 million of the net proceeds to redeem all outstanding shares of Series C preferred stock. In addition, we may use a portion of the net proceeds to acquire complementary products, technologies or businesses; however, we currently have no commitments or agreements and are not involved in any negotiations to do so. We intend to invest the net proceeds of this offering in short-term interest-bearing, investment-grade securities or guaranteed obligations of the U.S. government pending their use.

  We will have significant discretion in the use of the net proceeds of this offering. Investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

                                DIVIDEND POLICY

  We have never declared or paid any dividends on our capital stock. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the near future.

                                 CAPITALIZATION

  The following table sets forth as of March 31, 1999:

  . Our actual capitalization;

  . Our pro forma capitalization after giving effect to the conversion of outstanding shares of our Series A and Series B preferred stock into common stock; and

  . Our pro forma as adjusted capitalization, gives effect to the sale of the shares of common stock offered in this offering at the assumed initial
    public offering price of $   per share, after deducting the underwriting
    discounts and commissions and the estimated offering expenses and the application of the net proceeds from the offering, including the redemption of all outstanding shares of the Series C preferred stock.

                                                  As of March 31, 1999
                                           -------------------------------------
                                                                      Pro Forma
                                             Actual      Pro Forma   As Adjusted
                                           -----------  -----------  -----------
Series C preferred stock
Stockholder's equity:
Preferred stock:
   Series A, $0.001 par value, 500,000
    authorized shares
    231,250 shares outstanding, actual,
     none pro forma and pro forma as
     adjusted............................  $       231  $       --   $      --
   Series B, $0.001 par value, 2,152,574
    authorized shares,
    outstanding: 2,152,574 shares actual,
     none pro forma and pro forma
     adjusted............................        2,153          --          --
Common stock, $0.001 par value,10,000,000
 authorized shares;
    150,500 shares outstanding actual,
     2,534,324 shares outstanding pro
     forma and pro forma as adjusted.....          151        2,535
   Class B common stock:
    2,650,548 authorized shares $0.0001
     par value
    2,650,548 shares outstanding actual,
     pro forma and pro forma as
     adjusted............................          187          187         187
 Additional paid in capital..............   22,778,406   22,778,406
 Notes receivable from stockholders......     (107,556)    (107,556)   (107,556)
 Unearned employee stock-based
  compensation...........................   (3,820,639)  (3,820,639) (3,820,639)
 Accumulated other comprehensive income..        1,338        1,338       1,338
 Deficit accumulated during the
  development stage......................   (8,092,173)  (8,092,173) (8,092,173)
                                           -----------  -----------  ----------
    Total stockholders' equity ..........  $10,762,098  $10,762,098
                                           ===========  ===========  ==========


  The shares of common stock outstanding in the actual, pro forma and pro forma as adjusted columns exclude:

  . 2,148,013 shares of common stock issuable as of May 31, 1999 upon the exercise of outstanding stock options (at a weighted average exercise price of $0.64 per share) issued under our stock option plans;

  . 100,000 shares of common stock issuable upon the exercise of an outstanding warrant;

  .         shares of common stock reserved for issuance under our stock option plans; and

  .         shares of common stock reserved for issuance under our employee stock purchase plan.

                                    DILUTION

  Purchasers of the common stock in this offering will experience immediate and substantial dilution in the pro forma net tangible book value of their common stock from the initial public offering price. The pro forma net tangible book value of our common stock on March 31, 1999 was $10,762,098, or approximately $2.08 per share. Pro forma net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding on a pro forma basis after giving effect to the conversion of all outstanding shares of convertible preferred stock. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately afterwards. After giving effect to our sale of the shares of common stock in this offering at an assumed initial public offering
price of $    and after deducting the underwriting discounts and commissions and estimated offering expenses, our pro forma net tangible book value would
have been $    per share. This represents an immediate increase in pro forma
net tangible book value of $    per share to existing stockholders and an
immediate and substantial dilution of $    per share to new investors. The
following table illustrates this per share dilution.

   Assumed initial public offering price.............................      $
                                                                           ----
    Pro forma net tangible book value as of March 31, 1999........... $
                                                                      ----
    Increase attributable to new investors........................... $
                                                                      ----
   Pro forma net tangible book value after this offering.............      $
                                                                           ----
   Dilution in pro forma net tangible book value to new investors....      $
                                                                           ====

  The following table sets forth, as of March 31, 1999, on the same pro forma basis, the number of shares of common stock purchased from us by existing stockholders and by the new investors at the assumed initial public offering price together with the total price and average price per share paid by each of these groups, before deducting underwriting discounts and commissions and offering expenses.

                                                             Total       Average
                                     Shares Purchased    Consideration    Price
                                     ----------------- -----------------   Per
                                     Number Percentage Amount Percentage  Share
                                     ------ ---------- ------ ---------- -------
   Existing stockholders............              %     $           %     $
   New investors....................
     Total..........................              %     $           %

  Except as noted above, the foregoing discussions and tables assume no exercise of any outstanding stock options or warrants. As of May 31, 1999, there were options outstanding to purchase 2,148,013 shares of common stock at a weighted average exercise price of $0.64 per share. To the extent that any of these options are exercised, there will be further dilution to the new investors.

                      SELECTED CONSOLIDATED FINANCIAL DATA

  The following selected consolidated financial data should be read in conjunction with our consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The statement of operations for each of the years in the three-year period ended December 31, 1998 and the balance sheet data at December 31, 1997 and 1998, are derived from the consolidated financial statements of bamboo.com, Inc., that have been audited by PricewaterhouseCoopers, LLP, independent accountants, included elsewhere in this prospectus. The balance sheet data at December 31, 1996 is derived from the audited financial statements of bamboo.com, Inc. that are not included in this prospectus. The statement of operations data for the three months ended March 31, 1998 and 1999, and the balance sheet data at March 31, 1999, are derived from our unaudited consolidated financial statements included elsewhere in this prospectus.

                                                              Three Months Ended
                            Years ended December 31,              March 31,
                        ----------------------------------  -----------------------
                          1996        1997        1998         1998        1999
                        ---------  ----------  -----------  ----------  -----------
                                                                 (unaudited)
Consolidated Statement of Opera-
 tions Data:
Revenues............... $     --   $   45,553  $    77,410  $   20,798  $    88,658
Cost of revenues.......       --       15,204       67,710       9,914       73,939
                        ---------  ----------  -----------  ----------  -----------
Gross profit...........       --       30,349        9,700      10,884       14,719
Operating expenses:
  Sales and marketing..     4,784       9,672      883,469     183,441    1,558,793
  General and adminis-
   trative.............    61,804     122,034      723,607     272,962    1,498,194
  Research and develop-
   ment................    23,829      41,567      242,917      86,233       55,763
  Employee stock-based
   compensation........       --          --           --          --     2,936,601
                        ---------  ----------  -----------  ----------  -----------
                           90,417     173,273    1,849,993     542,636    6,049,351
                        ---------  ----------  -----------  ----------  -----------
Loss from operations...   (90,417)   (142,924)  (1,840,293)   (531,752)  (6,034,632)
Interest income........       --          --           --          --        16,093
                        ---------  ----------  -----------  ----------  -----------
Net loss...............   (90,417)   (142,924)  (1,840,293)   (531,752)  (6,018,539)
Foreign currency
 translation
 adjustments...........      (963)      1,230       (9,492)        --        10,563
                        ---------  ----------  -----------  ----------  -----------
Comprehensive loss..... $ (91,380) $ (141,694) $(1,849,785) $ (531,752) $(6,007,976)
                        =========  ==========  ===========  ==========  ===========
Net loss per share--
 basic and diluted..... $   (0.11) $    (0.14) $     (0.87) $    (0.48) $     (2.19)
                        =========  ==========  ===========  ==========  ===========
Weighted average
 shares--basic and
 diluted...............   808,333   1,006,700    2,119,170   1,097,330    2,750,324
                        =========  ==========  ===========  ==========  ===========
                                          As of December 31,               As of
                                   -----------------------------------   March 31,
                                      1996        1997         1998        1999
                                   ----------  -----------  ----------  -----------
                                                                        (unaudited)
Consolidated Balance Sheet Data:
Cash and cash equivalents........    $130,839     $  3,955    $430,097  $10,947,453
Working capital (deficit)........      36,680      (86,433)    265,405    9,967,347
Total assets ....................     150,075       25,369     780,118   11,894,608
Series C preferred stock ........
Total stockholders' equity
 (deficit) ......................      55,917     (72,170)     517,068  10,762,098

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with the consolidated financial statements and the notes to those statements included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

Overview

  We are a leading provider of 360-degree virtual tours of real estate properties on the Internet. We provide a comprehensive turnkey service to real estate agents that includes videotaping the inside and outside of the home or other property, processing the videotape into a complete virtual tour, and distributing the virtual tour to sites on the Internet. Our virtual tours allow home buyers to look around a room or specific area of a home or other property as if they were actually present. Our virtual tours provide enhanced visual content and are integrated with multiple listing service information by real estate Web sites, thereby adding significant value to home buyers, home sellers and real estate agents. Users are able to quickly view our virtual tours over a basic dial up connection to the Internet using a standard Web browser and without special plug-in software to download or install. We also distribute our virtual tours via email in one convenient self-contained executable file.

  In November 1995, we incorporated in Ontario, Canada as Visual Dynamics Software Corporation. From inception through December 1996, we focused on the development of our proprietary hardware and software technology. We changed our name to Visdyn Software Corporation in December 1996. During 1997, we continued our product development efforts and began deriving initial revenues from the sale of virtual tours, primarily of city locations in Toronto, Canada. During 1998, we began providing a turnkey virtual tour service for the residential real estate market in Canada. In September 1998, we changed our name to Jutvision Corporation, moved our headquarters from Toronto to Palo Alto, California and began implementing a service provider network of videographers throughout the United States. On January 1, 1999, Jutvision Corporation reorganized its business as a Delaware corporation and began deriving revenues from the sale of virtual tours to the real estate industry in the United States. We changed our name from Jutvision Corporation to bamboo.com, Inc. in April 1999.

  All of our revenues are derived from the sale of virtual tours. Revenues are recognized at the time a virtual tour is delivered. A virtual tour is delivered to our customer when it is made available for viewing on the Internet or has been sent by email. We calculate a provision for returns based on historical experience and make appropriate reserves at the time revenues are recognized. To date, returns have been insignificant.

  We have a limited operating history. As of March 31, 1999 we had an accumulated deficit of $8.1 million. We have yet to achieve significant revenues and our ability to generate significant revenues is uncertain. Therefore, we believe that period-to-period comparisons of our financial results are not necessarily meaningful and you should not rely upon them as an indication of our future performance. We have incurred substantial costs to create, introduce and enhance our virtual tour service infrastructure, to build brand awareness and to establish our strategic relationships. We expect operating losses and negative cash flows to continue for the foreseeable future as we intend to significantly increase our operating expenses to grow our business. We may also incur additional costs and expenses related to entrance into new markets, future marketing, branding, acquisition of new businesses or technology to respond to our rapidly changing industry. These costs could adversely affect our future financial condition or operating results.

  During the three months ended March 31, 1999 we recorded aggregate unearned employee stock-based compensation of $6.8 million in connection with the grant of certain options to employees and directors. This amount is being amortized over the vesting period, generally two or three years, of the underlying options. In addition, we have recorded further unearned employee stock-based compensation of $3.3 million arising from options granted after March 31, 1999. The total charge to date will be amortized as follows: $4.2 million for the remainder of 1999; $2.2 million in 2000; $678,000 in 2001; $131,000 in 2002 and $9,000 in
2003. 623,313 shares of common stock subject to options shall become exercisable as a result of the completion of this public offering and will result in additional unearned employee stock-based compensation expense in the quarter in which this offering is completed.

Recent Developments

  In June 1999, we completed a private placement that raised approximately $11.0 million of new capital, consisting of 1,100 shares of Series C preferred stock, with a stated redemption amount of $11.0 million, and 446,725 shares of common stock. We anticipate redeeming all of the Series C preferred stock with a portion of the net proceeds of this offering.

Results of Operations

 Three Months Ended March 31, 1999 and 1998

 Revenues

  The increase in revenues to $89,000 for the three months ended March 31, 1999 from $21,000 for the three months ended March 31, 1998 was primarily due to the implementation of a direct sales force as well as execution of expanded marketing programs designed to create awareness of our product offering.

 Cost of Revenues

  Cost of revenues consists of our direct expenses associated with the videotaping, image processing and delivery of the virtual tour. In addition, cost of revenues include transaction fees paid to distribution partners which host our virtual tours on their Web sites as well as fees paid to resellers of our virtual tours. Our cost of revenues increased to $74,000 for the three months ended March 31, 1999 from $10,000 for the three months ended March 31, 1998 as a result of increased volume as well as expansion of capacity in our processing center located in Toronto, Canada.

 Sales and Marketing Expenses

  Sales and marketing expenses consist primarily of salaries for marketing, sales, business development and field operations personnel. Sales and marketing expenses also include commissions and related benefits for sales personnel and consultants, traditional advertising and promotional expenses, trademark licensing and sponsorship or carriage fees paid to certain affiliates to facilitate availability of our tours on their Web sites. Our sales and marketing expenses increased to $1.6 million for the three months ended March 31, 1999 from $183,000 for the three months ended March 31, 1998. This increase was primarily a result of the implementation of a direct sales force, the expansion of our marketing programs, the addition of distribution partners to which carriage and sponsorship fees were paid, and expenses associated with the issuance of equity to consultants. We expect our sales and marketing expenses to increase as we continue to add to our direct sales force and expand our marketing programs.

 General and Administrative Expenses

  General and administrative expenses consist primarily of fees for professional services, general office expenses, salaries and related benefits for administrative and executive staff, as well as occupancy expenses. General and administrative expenses increased to $1.5 million for the three months ended March 31, 1999 from $273,000 for the three months ended March 31, 1998, primarily due to increased staffing in executive management, finance and administrative positions necessary to support our expanding operations. In addition, we incurred expenses associated with the issuance of equity to consultants. We expect general and administrative expenses to increase as we increase our staffing levels to support our expanding operations and as a result of becoming a public company.

 Research and Development Expenses

  Research and development expenses consist primarily of personnel costs, contracted product development, and Internet service provider fees. Our research and development expenses decreased to $56,000 for the three months ended March 31, 1999 from $86,000 for the three months ended March 31, 1998 due to a reduction in the use of independent contractors for product development. We expect research and development expenses to increase as we increase our full time staff.

Years Ended December 31, 1998 and 1997

  Total revenues increased as we expanded our virtual tour service offering across Canada. Our cost of revenues increased from the year ended December 31, 1997 as the result of increased volume as well as expanded capacity in our processing center in Toronto, Canada. We also had an increase in sales and marketing expenses from the prior year as we expanded sales activity in additional regions in Canada. General and administrative expenses increased from the prior year primarily due to increased staffing levels necessary to support our expanding operations. Our research and development expenses increased from the prior year due to the use of additional contracted development support personnel.

Years Ended December 31, 1997 and 1996

  We did not begin generating revenues until the introduction of our first product in the quarter ended March 31, 1997 and therefore did not have revenues in fiscal year 1996. Our sales and marketing, general and administrative and research and development expenses all increased from the year ended December 31, 1996 primarily due to increased staffing levels and the use of additional contracted personnel necessary to support our expanding operations and the initial launch of our virtual tour product.

Income Taxes

  We recorded net losses of $90,000, $143,000 and $1.8 million in 1996, 1997 and 1998, respectively. Accordingly, no provision for income taxes was recorded in any of these years. The resulting deferred tax asset, representing such net operating loss carry-forwards, has been reduced in full by a valuation allowance as it is more likely than not that the deferred tax asset will not be realized. At December 31, 1998, the Company had accumulated income tax losses of $1.9 million available in Canada for carry-forward to reduce taxable income of future years.

Liquidity and Capital Resources

  Since inception, we have financed our operations primarily through the issuance of equity securities. From inception through December 31, 1998, financing was provided primarily through periodic private sales of equity which generated aggregate net proceeds of $1.5 million. On March 12, 1999, we sold Series B preferred stock generating net cash proceeds of $12.5 million including the conversion of $1.8 million of convertible promissory notes. On May 5, 1999, we sold additional shares of Series B preferred stock generating net proceeds of approximately $1.0 million. In June of 1999, we sold 1,100 shares of Series C preferred stock and 446,725 shares common stock generating net proceeds of approximately $11.0 million.

  Net cash used in operating activities was $1.4 million for the three months ended March 31, 1999. This was primarily as a result of the loss for the quarter, net of stock based compensation charges and an increase in accounts payable. Investment in capital assets was $613,000, substantially all of which was used to acquire property and equipment, primarily videography and computer equipment and software. Financing activities in the quarter generated $12.5 million in additional capital from the sale of Series B preferred stock and notes. As of March 31,1999 we had $10.9 million in cash and cash equivalents.

  Net cash used in operating activities was $62,000 in 1996, $124,000 in 1997 and $649,000 in 1998. In 1996 and 1997, our net losses of $90,000 and $143,000 were partially offset by depreciation of $12,000 and

$11,000 respectively and increases in accounts payable of $16,000 between 1995 and 1996 and increases of $8,000 each in accounts payable and accrued liabilities between 1996 and 1997, respectively. In 1998, our $1.8 million net loss included non-cash charges as a result of depreciation, issuance of common stock and options in exchange for services rendered and warrant commitment of $32,000, $907,000 and $168,000, respectively. The loss was also partially offset by net changes in assets and liabilities totaling $84,000. The main components of this net change were increases in accounts payable, accrued liabilities and prepaid and other current assets of $127,000, $94,000 and $83,000, respectively. Investments in capital assets were $30,000, $6,000 and $219,000 in the years ended December 31, 1996, 1997 and 1998, respectively, substantially all of which was used to acquire property and equipment. Cash and cash equivalents were $430,000 at December 31, 1998.

  We have $1.9 million available under our existing credit facilities.

  As of March 31, 1999 we had lease commitments due over the next three years of approximately $1.1 million due under the terms of leases for premises in Toronto, Canada and Palo Alto, California.

  At March 31, 1999 we had no material commitments for capital expenditures. Through our agreements with a number of our strategic partners, we are obligated to pay sponsorship, and other marketing and technology access fees of approximately $11.5 million due over the next three-year period.

  We believe existing cash balances, cash equivalents and cash generated from operations, together with the net proceeds from this offering, will be sufficient to meet our anticipated cash needs for working capital and capital expenditures for at least the next 18 months. However, the underlying assumed levels of revenues and expenses may not prove to be accurate. We may seek additional funding through public or private financing or other arrangements prior to such time. Adequate funds may not be available when needed or may not be available on favorable terms. If we raise additional funds by issuing equity securities, dilution to existing stockholders may result. If funding is insufficient at any time in the future, we may be unable to develop or enhance our products or services, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

Year 2000 Issue

  The Year 2000 issue is the potential for system and processing failures of date-related data and is the result of the computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

  Although we do not have formal contingency plans to address Year 2000 issues, we are assessing our internal readiness for Year 2000. We use multiple software systems for internal business purposes, including accounting, email, human resources, sales tracking and customer service. All of these applications have been purchased within the preceding 12 months and we have made inquiries concerning Year 2000 compliance with the vendors of these systems. Each of these vendors has assured us that its applications are Year 2000 compliant but we have not done any operational testing to confirm compliance. We depend on third party providers for Web hosting and payroll services. While we have received verbal assurance that these third parties are Year 2000 compliant, we generally do not have any specific contractual rights with third party providers should their equipment or software fail due to Year 2000 issues. If this third party equipment or software does not operate properly with regard to Year 2000, we may incur unexpected expenses to remedy any problems.

  We are unable to predict to what extent our business may be affected if our systems or the systems that operate in conjunction with them experience a material Year 2000 failure. Known or unknown errors or defects that affect the operation of our software and systems could result in delay or loss of revenue, interruption of services, cancellation of distribution contracts, diversion of development resources, damage to our reputation, increased service or warranty costs, and litigation costs, any of which could harm our business. The worst case scenario is that we are unable to deliver our product and services.

Recent Accounting Pronouncements

  In March, 1998, the Accounting Standards Executive Committee ("AcSEC") issued Statements of Position No. 98-1 (SOP 98-1) "Accounting for the Costs Computer Software Developed or Obtained for Internal Use," which provides guidance on accounting for the cost of computer software developed or obtained for internal use. SOP 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. We are currently evaluating the impact of SOP 98-1 on our financial statements and related disclosures.

  In April 1998, the AcSEC issued Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-up Activities." This standard requires companies to expense the costs of start-up activities and organization costs as incurred. In general, SOP 98-5 is effective for fiscal years beginning after December 15, 1998. We believe the adoption of SOP 98-5 will not have a material impact on our results of operations.

  In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (SFAS 133), Accounting for Derivative Instruments and Hedging Activities. SFAS 133 establishes new standards of accounting and reporting for derivative instruments and hedging activities. SFAS 133 requires that all derivatives be recognized at fair value in the statement of financial position, and that the corresponding gains or losses be reported either in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. SFAS 133 will be effective for fiscal years beginning after June 15, 1999. We do not currently hold derivative instruments or engage in hedging activities.

Quantitative and Qualitative Disclosures About Market Risk

  We are exposed to financial market risks, including changes in foreign currency exchange rates and interest rates. Most of our revenue and capital spending is transacted in U.S. dollars. However, the expenses and capital spending of our Canadian subsidiary are transacted in Canadian dollars. Results of operations from our Canadian subsidiary are not material to the results of our operations, therefore, we believe that foreign currency exchange rates should not materially affect our overall financial position, results of operations or cash flows. We have invested our capital in short-term investments, primarily cash accounts such as money market funds and certificates of deposit, and we believe that the fair value of these investments would not be significantly impacted by increases or decreases in interest rates due mainly to the short-term nature of these investments.

                                    BUSINESS

Overview

  We are a leading provider of 360-degree virtual tours of real estate properties on the Internet. Bamboo.com virtual tours provide a more complete visual representation of a property than traditional still photographs, allowing viewers to easily pan left or right or zoom in for a closer view. We provide a comprehensive turnkey virtual tour service to real estate agents that includes videotaping the inside and outside of a home or other property, processing the videotape into a complete virtual tour and distributing the virtual tour. We distribute our virtual tours to a variety of Web sites, including real estate destination sites and Internet portals. We also distribute our virtual tours by email to real estate agents for easy redistribution to their clients and prospective home buyers. Utilizing our extensive service provider network, we offer our virtual tour service in over 100 metropolitan areas across the United States and Canada. As the real estate industry increasingly leverages the geographic reach and rich media potential of the Internet, we believe virtual tours will become a standard method to market real estate, the way still photographs are a standard method today.

  In order to accelerate the adoption and enhance the benefits of our bamboo.com virtual tours, we have established strategic alliances with real estate destination Web sites. Through our agreement with HomeStore.com, Inc. and RealSelect, Inc., our virtual tours are exclusively promoted, marketed and endorsed by the HomeStore.com, REALTOR.com and HomeBuilder.com Web sites. Our virtual tours are also promoted, marketed and endorsed exclusively by HomeSeekers.com, Inc. on the HomeSeekers.com Web site. We provide our virtual tours to REALTOR.com, the official Web site of the National Association of Realtors (NAR), HomeSeekers.com, Microsoft HomeAdvisor, Homes.com, HomeBuilder.com and LoopNet. Through our agreements with these sites, our virtual tours can be viewed on America Online, @Home Network, Excite, GO Network/Infoseek, MSN, NBC.com, Netscape Netcenter and Yahoo! In addition, we have established strategic alliances with real estate brokerage firms, multiple listing services and technology providers, including Prudential Real Estate Affiliates, RE/MAX International and GTE.

Industry Overview

 The Real Estate Industry

  According to the United States Department of Commerce, the market for all housing and related products and services was in the aggregate over $1 trillion in 1997, representing 12.4% of the United States gross domestic product and is one of the largest sectors of the economy. The real estate industry in the United States is large and diverse, consisting of a variety of segments including:

  . existing home sales;

  . new home sales;

  . apartment rentals;

  . commercial property sales and leases; and

  . hotels and other hospitality or specialty properties.

  The largest segment of the U.S. real estate industry is the market for existing home sales. According to the National Association of Realtors, which is comprised of approximately 720,000 residential and commercial real estate agents, there were approximately 5 million existing home sales in the United States in 1998, representing $625 billion in transaction value. In addition to existing home sales, new U.S. housing starts totaled over 1.6 million units, and 888,000 new homes representing $130 billion in transaction value were sold in 1998, according to the National Association of Home Builders.

 The Process of Buying And Selling A Home

  Buying or selling a home is the most significant financial transaction most people undertake in their lifetime. The process is often stressful, complicated and time-consuming. Consequently, most individuals seeking to buy or sell a home hire a real estate agent to assist them with the process. To facilitate the purchase or sale of an existing home, real estate agents generally use a regional multiple listing service (MLS), a proprietary network of property listing information which traditionally has only been available to real estate agents. The real estate agent typically pays a fee to access a multiple listing service, which enables the real estate agent to list properties that are for sale and view properties that are listed by other agents.

  When commencing a search for a home, buyers have traditionally sought information from newspaper classifieds and MLS printouts provided by real estate agents. The information for a particular home usually consists of a brief text description of the property and a small exterior photograph. This limited information requires buyers to engage in the time-consuming and often frustrating process of scheduling appointments, traveling to and visiting a property. This inefficient process also forces home sellers and real estate agents to spend time showing homes to all visitors, including those who after physically visiting the home are not interested. The inconvenience and cost associated with the home buying process are compounded for home buyers who are relocating.

 Convergence of the Internet and the Process of Buying and Selling a Home

  The Internet has emerged as a global medium for communication, information exchange and commerce. According to the International Data Corporation, there were 69 million Internet users worldwide at the end of 1997 and this number is anticipated to grow to approximately 320 million users by the end of 2002. As a result of this explosive growth, businesses will have a tremendous opportunity to conduct commerce over the Internet. International Data Corporation estimates that commerce over the Internet will increase to more than $400 billion by 2002.

  Recognizing the commercial potential of the Internet, a number of residential real estate-related Web businesses have been established, including Web sites that aggregate MLS listings from different regions. These real estate destination sites enable users to quickly access a wide range of real estate listings to search for a home using specific criteria, including location, size and price. As a result, these sites are increasingly becoming an important part of the home buying process for many consumers. We believe that a significant portion of existing homes listed for sale in the United States are listed online and that the number of home buyers using the Internet to shop for a home is increasing.

 The Need For Richer Online Visual Content

  While the Internet has improved the process of researching real estate listings, the information currently available online is typically limited to a brief text description and a small still photograph of the property. Though the availability of this information online enhances the efficiency of searching for a home, it does not utilize the capability of the Web to more fully visualize the experience of visiting a home. As a result, buyers must still engage in the time-consuming and often frustrating process of scheduling appointments, traveling to and visiting homes at an early stage of the home buying process before they can confirm their interest in a particular property.

The Bamboo.com Solution

  We are a leading provider of 360-degree virtual tours of real estate properties on the Internet. We believe virtual tours will become a standard method to market real estate online, the way still photographs are a standard method today. Our virtual tours provide enhanced visual content that allows a buyer to look around a room or specific area of a home or other property as if they were actually standing inside or outside the property. Our virtual tours are integrated with property listing information by real estate Web sites and multiple listing services, thereby providing a complete package of information and adding significant value to the home buyer, home seller and real estate agent. Users are able to quickly view our virtual tours over a basic dial-up connection to the Internet using a standard Web browser, on almost all computer platforms, and without special plug-in software to download or install. We also distribute our virtual tours by email to real estate agents in one convenient, self contained executable file. Real estate agents can easily forward our email virtual tours to prospective home buyers, home sellers and real estate agents. Key elements of the bamboo.com solution are:

  Affordable, Comprehensive Turnkey Service. We deliver an affordable comprehensive turnkey service to real estate agents that includes videotaping the inside and outside of a home or other property, processing the videotape into a complete virtual tour and distributing our virtual tours to a variety of Web sites. We also distribute our virtual tours to real estate agents as an attachment to a standard email message, which they can then forward to home buyers, other real estate agents and home sellers. For our basic virtual tour service for existing home sales, real estate agents pay a one time fee of $99.95 per home. The virtual tour is then accessible free-of-charge on the Internet for the life of the listing. Utilizing our extensive service provider network, we currently offer our turnkey virtual tour service in over 100 metropolitan areas across the United States and Canada.

  Extensive Network of Internet Partners and Affiliates. Users can access our virtual tours through major destination sites on the Internet. We provide our virtual tours to major real estate destination sites including REALTOR.com, HomeSeekers.com, Microsoft HomeAdvisor, Homes.com, HomeBuilder.com and LoopNet. Through our agreements with these sites, our virtual tours can be viewed on America Online, @Home Network, Excite, GO Network/Infoseek, MSN, NBC.com, Netscape Netcenter and Yahoo!

  Benefits to Home Buyers. Our virtual tours provide home buyers with rich visual information enabling them to efficiently view and screen many properties, at no cost, without requiring visits to homes. This enables buyers to save the time, expense and inconvenience of scheduling appointments, traveling to and visiting properties in person. Our virtual tours also add new dimensions to the home buying process by enabling home buyers to show a potential home to family and friends and revisit the virtual tour.

  Benefits to Home Sellers. Our solution enables home sellers to use the Internet to provide more visual information about their homes and surrounding property to prospective buyers. Our visually rich virtual tours allow sellers to market their homes to a larger audience than traditional methods alone currently allow, such as local classified ads and multiple listing service printouts. In addition, we believe that our virtual tours will reduce the amount of time and anxiety involved in showing their homes to unscreened buyers.

  Benefits to Real Estate Agents. Our virtual tours provide real estate agents with an Internet based tool that allows them to cost-effectively market properties to a wide audience, thereby providing a value-added service to both home buyers and home sellers. This enhanced marketing tool also enables real estate agents to differentiate themselves to potential home sellers and thereby gain new listings. As home buyers increasingly use the Internet and virtual tours to screen homes, real estate agents may save time by showing homes to more qualified buyers. Real estate agents can also more effectively help home buyers find properties by identifying and emailing to a home buyer our virtual tours that match a buyer's criteria. Alternatively, real estate agents can also store our email virtual tours on their laptop computers and display these virtual tours directly to their clients.

  Benefits to Affiliates. Our virtual tours provide real estate destination sites, Internet portals and multiple listing services with rich visual content which helps to increase the convenience, usefulness and enjoyment of their users' visits. We believe that these benefits promote increased traffic and repeat usage on our affiliates' Web sites.

The Bamboo.com Strategy

  Our objective is to be the leading global provider of online virtual tours to the real estate industry. We plan to achieve this goal by pursuing the following key strategies:

  Aggressively Grow Our Virtual Tour Business. We intend to establish a significant market presence for our 360-degree virtual tours by continuing to provide comprehensive turnkey services at competitive prices to the existing home sales market. We plan to continue to drive market share of our virtual tours by utilizing our 60 direct sales professionals to aggressively market our virtual tours to real estate agents at the local and regional levels. We have recently expanded our service provider network to include 147 videographers that provide us with broad national coverage in over 100 metropolitan areas.

  Establish Bamboo.com as the Dominant Brand for Online Virtual Tours. We seek to establish bamboo.com as the leading brand for online virtual tours in all segments of the real estate industry. To achieve this objective, we intend to expand our use of mass market and targeted advertising, public relations and other marketing activities designed to promote bamboo.com as a global brand among consumers, real estate agents and other real estate professionals.

  Develop New Strategic Relationships. We have entered into strategic relationships which help us sell and distribute our virtual tours and promote the bamboo.com brand. These relationships include HomeStore.com, REALTOR.com, HomeSeekers.com, Microsoft HomeAdvisor, Homes.com, HomeBuilder.com, LoopNet, GTE, Prudential Real Estate Affiliates and RE/MAX International. These relationships provide us with significant benefits including access to real estate agents and marketing activities such as banner ads, buttons, logos, online order pages and direct sales force activities. We intend to enter into additional relationships with real estate destination sites, real estate brokerage firms, multiple listing services and technology providers that will provide us with similar benefits.

  Continue to Enhance Our Virtual Tour Experience. We intend to continually develop, acquire and utilize new technologies that will enhance our virtual tours. Examples of such technological enhancements include high-resolution zooming functionality, larger image sizes, audio and additional compression techniques. We believe such enhancements will benefit our constituents by providing an even richer, more informative experience. Recently, Intel and bamboo.com entered into a product development agreement, where Intel will provide guidance on future product definition, technology enhancements and optimizations of the bamboo.com virtual tour product for Intel architecture.

  Expand Our Virtual Tour Business to Other Real Estate Segments. We intend to expand into other real estate markets that will benefit from our virtual tour products and services, such as new home sales, apartment rentals, commercial property sales and leases, as well as hotels and other hospitality or specialty properties. We recently entered into an agreement to provide our virtual tours to LoopNet, a commercial real estate Web site.

  Develop and Implement E-Commerce Capabilities. We intend to participate in e-commerce opportunities by making value-added products and services available online.

  Pursue International Expansion Opportunities. We believe there will be a significant opportunity for bamboo.com virtual tours as online real estate marketplaces develop and mature in international markets. We intend to address this opportunity by directly marketing our services, developing new partnerships and expanding our relationships with existing partners as they grow internationally.

Products and Services

 The Virtual Tour

  Bamboo.com virtual tours capture 360-degree images of the interior and exterior of homes or other real estate. Our virtual tours provide more complete visual representations of multiple rooms and outdoor areas than traditional still photographs allowing viewers to easily pan left or right or zoom in for a closer look.

  We deliver a comprehensive turnkey service to real estate agents that includes videotaping the inside and outside of a home or other property, processing the videotape into a complete virtual tour, distributing the virtual tour to sites on the Internet and delivering it by email. Our basic virtual tour for existing homes is priced at $99.95, and includes four 360-degree scenes delivered to one Web site selected by the real estate agent. Each additional scene and each additional Web site posting costs the real estate agent $20.00. Our turnkey service involves the following six steps:

  (1) a real estate agent orders a virtual tour by phone, fax, email or online;

  (2) our customer service representative receives this order and dispatches the request to an independent videographer who is part of the bamboo.com service provider network;

  (3) the videographer contacts the real estate agent to schedule the video shoot of the property;

  (4) once the video has been shot, the captured content is sent via overnight courier to our processing center in Toronto;

  (5) our processing center inspects all scenes included in the video and converts the video into a virtual tour using our proprietary technology; and

  (6) our processing center then posts the virtual tour on the Web and can also deliver it by email to the ordering real estate agent.

 Virtual Tours on the Internet

  Our Web-based virtual tour product is viewable using a standard Web browser, without the need for additional software, over a basic dial-up connection to the Internet. Our virtual tours are available on real estate company Web sites, individual real estate agent Web sites or on our broad network of affiliates, which include real estate destination sites, Internet portals and multiple listing services. We provide our virtual tours to REALTOR.com, HomeSeekers.com, Microsoft HomeAdvisor, Homes.com, HomeBuilder.com and LoopNet. Through our agreements with these sites, our virtual tours can be viewed on America Online, @Home Network, Excite, GO Network/Infoseek, MSN, NBC.com, Netscape Netcenter and Yahoo!

 Email Virtual Tours

  In addition to our Web-based virtual tour, we offer a self contained, executable virtual tour which can be distributed by email. The email virtual tour offers all of the features of our Web-based virtual tours and can be customized to include contact information for the real estate agent representing the seller.

  The listing real estate agent receives the email virtual tour from bamboo.com and is able to widely disseminate the email virtual tour by sending it directly to potential home buyers, other real estate agents and the home seller. The real estate agent can also use the email tour as a promotional tool by including his or her name and contact information. The buyer's real estate agent can easily forward email virtual tours received from sellers' agents to clients, providing a simple and efficient method for potential buyers to screen numerous homes.

  Our email virtual tour can be viewed on computers running Microsoft's Windows 95, Windows 98 or Windows NT operating systems. The manageable file size of our virtual tour enables a real estate agent or potential buyer to store virtual tours on a computer and show or view the tours anytime, without the need for an Internet connection.

Strategic Alliances

  In order to accelerate the adoption of our bamboo.com virtual tours, we have established strategic alliances with real estate destination sites, real estate brokerage firms and real estate multiple listing services.

 Real Estate Destination Sites

  These alliances listed below benefit home buyers, home sellers and real estate agents, by providing broad exposure of homes and other properties on a variety of real estate destination sites and Internet portals.

  REALTOR.com                     HomeSeekers.com        Homes.com
  HomeBuilder.com                 Microsoft HomeAdvisor  LoopNet

  RealSelect, a Subsidiary of HomeStore.com. RealSelect operates REALTOR.com and HomeBuilder.com. REALTOR.com, the official Web site of the National Association of Realtors, is a leading real estate destination Web site that enables potential home buyers to browse, free of charge, from a searchable database of existing home listings. REALTOR.com's listings can also be viewed on America Online, @Home Network, Excite, GO Network/Infoseek, NBC.com and Netscape Netcenter. We have a multi-year agreement with HomeStore.com and RealSelect through which we are exclusively marketed, promoted and endorsed on the HomeStore.com, REALTOR.com and HomeBuilder.com Web sites. We are required to pay RealSelect monthly fees and fees associated with sales of our virtual tours.

  HomeSeekers.com. HomeSeekers.com is a provider of online residential listing information. We have a multi-year agreement with HomeSeekers.com through which we are the exclusive provider of virtual tours on the HomeSeekers.com Web site. HomeSeekers.com markets, promotes and facilitates sales of our virtual tours on the HomeSeekers sites, at seminars and tradeshows, on CD-ROM products and through e-mail and direct marketing. We pay HomeSeekers transaction fees for sales generated by HomeSeekers as well as for virtual tours posted to the HomeSeekers Web site.

  Microsoft HomeAdvisor. Microsoft HomeAdvisor is a real estate destination site which aggregates existing home listings. We recently entered into a short term agreement with Microsoft to provide virtual tours to the HomeAdvisor site. Under the agreement, we are required to pay Microsoft quarterly sponsorship fees.

  Homes.com. Homes.com is a real estate destination site which aggregates existing home listings and a variety of other real estate listings such as apartments. We have a short term agreement with Homes.com to provide our virtual tours of existing homes on the Homes.com Web site. We are also the preferred provider of virtual tour images for rental property listings on Homes.com. We pay Homes.com a quarterly transaction fee on net revenues collected from sales originated by Homes.com.

  LoopNet. LoopNet is an aggregator of commercial property listings. We have an agreement with LoopNet to provide virtual tours of commercial properties on the LoopNet.com Web site. We pay LoopNet monthly sponsorship fees.

 Real Estate Brokerage Firms

  We have developed strategic relationships with major real estate brokerage firms. These relationships assist in providing our sales force with access to their agents and enable us to feature our virtual tours on their brokerage firms' Web sites.

Strategic Real Estate Brokerage Firm Alliances

     Prudential Real Estate Affiliates  RE/MAX International

     Arvida Realty Services  Windermere Real Estate

     John L. Scott Real
      Estate             Carlson Real Estate/Better Homes & Gardens Realty

     Keller Williams Southwest Region  Northside Realty

     The Equity Group Realtors  Pacific Union

     Sudler/Beliard Gordon

 Multiple Listing Service Infrastructure

  Multiple listing services aggregate residential real estate listings on a local or regional basis and are typically controlled by local real estate boards. These boards are primarily organized as co-operatives whose members typically are affiliated with local real estate firms. In addition to managing the listings within a region, multiple listing services also select and control the software used in uploading, storing and viewing the listings. These relationships have traditionally allowed multiple listing services to secure their position as the primary aggregator of all data relating to properties within their jurisdiction.

  We have developed and continue to develop relationships directly with multiple listing services as well as MLS technology providers. Through these relationships, we seek to integrate our virtual tours into the existing MLS infrastructure to benefit us, the multiple listing services and real estate agents. This integration enables us to directly market our virtual tour service to real estate agents associated with these multiple listing services through marketing and promotion agreements. In addition, our MLS relationships provide significant exposure for our virtual tours within the MLS intranet systems.

Strategic MLS Alliances

Multiple Listing Service of    .Largest multiple listing service in North
Northern Illinois--MLSNI       America
                               .Average of 72,000 active listings
                               .27,000 members

Metropolitan Regional          .Second largest multiple listing service in
Information Systems Inc.--     North America
MRIS                           .Average of 54,000 active listings
                               .22,000 members

Toronto Real Estate Board--    .Third largest multiple listing service in
TREB                           North America
                               .Average of 25,000 active listings
                               .20,000 members

Metrolist                      .11th largest multiple listing service in North
                               America
                               .Average of 15,000 active listings
                               .11,000 members

GTE Enterprise Solutions       .Full service provider of MLS technology

  MLSNI. MLSNI covers the Chicago metropolitan area. We have an agreement with MLSNI to provide virtual tours to its subscribers. Under the terms of the agreement, MLSNI agrees to promote and assist in facilitating the sales of our virtual tours on the MLSNI.com Web site, in its MLS system and in its marketing collateral.

  MRIS. MRIS operates an online real estate network for licensed real estate agents in the Maryland, Northern and Central Virginia, Washington D.C. and parts of West Virginia and Pennsylvania. We have a sales and co-marketing agreement to be the preferred vendor of virtual tours to its subscribers. Under the terms of the agreement, MRIS is responsible for facilitating the sales of our virtual tours to its subscribers, and agrees to market and promote our virtual tours on its Web site, print collateral and through its call center.

  TREB. TREB covers the Toronto metropolitan area. We have an agreement with the TREB through which we provide virtual tours to its subscribers. TREB has agreed to exclusively market and promote our virtual tours in its online and print collateral as well as within its MLS system.

  Metrolist. Metrolist covers the Denver metropolitan area. We have an exclusive agreement with Metrolist to market and promote our virtual tours on its Web site, MLS system and print collateral.

  GTE Enterprise Solutions. GTE Enterprise Solutions (GTE-ES) is a full service provider of MLS technology to the real estate industry. The GTE-ES System 4 is an information database and communications network which integrates MLS functions. We have an agreement with GTE-ES through which they market, promote and facilitate the ordering of our virtual tours on their System 4 MLS software. Also, under the terms of the agreement, GTE-ES integrates the viewing of our virtual tours through its System 4 MLS software.

Sales and Marketing

  We are engaged in a number of marketing activities to promote the bamboo.com brand, develop name recognition and visibility and build our customer base. These marketing activities include targeting real estate agents, home sellers and home buyers through print and online advertising, trade shows, seminars, direct mail and product promotions. We sell our virtual tours to real estate agents through our direct sales force and through our partners.

 Direct Sales Organization

  Our direct sales force covers the United States and Canada. As of May 31, 1999, we employed 60 field sales personnel, including 7 regional directors and 53 account executives. The direct sales force focuses its efforts on real estate agents. Below is a representative list of real estate brokerage firms whose agents have purchased our virtual tours:


   Alain Pinel                 Fred Sands Realtors     Prudential Real Estate
   Arvida Realty Services                              Affiliates
                               John L. Scott Real Estate
   Better Homes & Gardens      Keller Williams         RE/MAX International
   Century 21                  Koenig & Strey          Royal LePage
   Coldwell Banker             Pacific Union           Towne and Country
   ERA                                                 Realtor
                                                       Windermere Real Estate

  Our direct sales force is employing the following strategies to market bamboo.com virtual tours to real estate agents:

  . Real Estate Brokerage Workshops. We organize and present sales workshops at regional and local real estate brokerage offices. Our direct sales force uses these presentations to educate and inform the real estate agents about our virtual tours and the Internet to enhance their ability to win listings and market properties.

  . Internet Marketing Advisory Board. We have engaged eleven experienced real estate agents from different brokerage firms and an Internet consultant to serve on our Internet Marketing Advisory Board. These individuals help promote bamboo.com, provide input on our products and services and assist in our approach to the market.

  . Trade Shows and Conferences. We attend trade shows and conferences across
    North America. We believe these forums serve as an excellent selling, networking and branding opportunity.

 Additional Marketing and Sales Channels

  In addition to our direct sales force, we also have and continue to develop relationships with real estate destination sites, real estate brokerage firms, multiple listing services and MLS technology companies to provide marketing support in our efforts to sell directly to real estate agents associated with these companies.

Service Provider Network

  Our service provider network consists of contract videographers throughout the United States and Canada. As of May 31, 1999, we had 147 trained videographers active in approximately 100 metropolitan areas. The videographers are responsible for capturing our images using a video camera attached to a proprietary tripod and turntable system.

Technology

  We have developed innovative and proprietary technology to support the creation and delivery of our virtual tours, including a scene image capture system, processing system and virtual tour viewing technology.

 Virtual Tour Scene Capture Device

  We developed a microprocessor controlled turntable system that facilitates the creation of our virtual tours. In conjunction with a standard photographic tripod and a commercially available video camera, a bamboo.com service provider uses this system to quickly and easily film 360-degree virtual scenes.

 Virtual Tour Video Processing System

  We have developed a proprietary software system which converts standard video into a digital file format. Our processing software takes advantage of the adaptive exposure and focus mechanisms in the video camera to compress the dynamic range of the scene while maintaining center-of-field focus. This results in a single well-exposed image with effective depth-of-field. This image is then enhanced for clarity and color range using commercially available image processing tools. Finally, the image is coded for final display with JPEG compression.

 Virtual Tour Viewing Technology

  We have developed proprietary software which enables our virtual tours to be viewed on the Web as well as distributed via email. Our Web viewer technology has been developed using the Java programming language, enabling our virtual tours to be viewed on almost all computer platform using a standard Web browser. Our email virtual tour is based upon our proprietary standalone viewer platform which was developed using a combination of Windows and Java software. Our email virtual tour can be viewed on any computer running Microsoft's Windows 95, Windows 98 or Windows NT operating systems.

Competition

  While the market for online virtual tours is relatively new, it is already competitive and characterized by entrants that may have or may develop online virtual tours similar to ours. In addition, there are relatively low barriers to entry to our business. Moreover, due to the low cost of entering the online virtual tours market, competition may intensify and increase in the future. We also compete with traditional methods used by real estate agents to market properties for sale, including classified ads, brochures and still photos. This competition may limit our ability to become profitable or result in the loss of market share.

  Most of our employees are not subject to noncompetition agreements. In addition, even though most of our key and technical employees are covered by proprietary rights agreements, our business model does not involve the use of a large amount of proprietary information. As a result, we are subject to the risk that our employees may leave us and may start competing businesses. The emergence of these enterprises will further increase the level of competition in our market and could harm our financial performance.

Intellectual Property

  We rely on trademarks and trade secrets, as well as confidentiality agreements and other contractual restrictions with employees and third parties, to establish and protect our proprietary rights. Despite these precautions, we cannot be sure that the measures we undertake will be adequate to protect our proprietary technology, or that they will preclude competitors from independently developing products with functionality or features similar to our products. We cannot be sure that the precautions we take will prevent misappropriation or infringement of our technology. We have filed a patent application in the United States with respect to our video image processing system technology. However, it is possible that a patent may not be issued for this application. An issued patent may not adequately protect our technology from infringement or prevent others from claiming that our technology infringes that of third parties. Failure to protect our intellectual property could materially harm our business. In addition, our competitors may independently develop similar or superior technology. It is possible that litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary right of others. Litigation could result in substantial costs and diversion of our resources and could materially harm our business.

  We may receive in the future, notice of claims of infringement of other parties' proprietary rights. Infringement or other claims could be asserted or prosecuted against us in the future, and it is possible that past or future assertions or prosecutions could harm our business. Any such claims, with or without merit, could be time-consuming, result in costly litigation and diversion of technical and management personnel, cause delays in the development and release of our products, or require us to develop non-infringing technology or enter into royalty or licensing arrangements. Such royalty or licensing arrangements, if required, may not be available on terms acceptable to us, or at all. For these reasons, infringement claims could materially harm our business.

Legal Proceedings

  Bamboo.com is not a party to any material legal proceedings.

Employees

  As of May 31, 1999, we employed 113 full-time employees in the United States and 29 full-time employees in Canada, and 21 full time equivalent independent contractors in our video processing and customer service call center in Canada. Our employees are not covered by any collective bargaining agreements. We believe that our employee relations are good. There is significant competition for employees with the managerial, technical, marketing, sales and other skills required to operate our business. Our success will depend upon our ability to attract, retain and motivate employees.

Facilities

  We lease office space in Palo Alto, California for our corporate headquarters. The current lease expires on February 2, 2002. We also lease office space in Toronto for our video processing and customer service call center. The current leases expire in May 2000 and February 2002, respectively. We also lease office space for our sales offices in San Diego, California and Chicago, Illinois.

                                   MANAGEMENT

Directors and Executive Officers

  The following table sets forth the directors and executive officers of bamboo.com, their ages and the positions held by them with bamboo.com as of June 14, 1999:

   Name                     Age                        Position
   ----                     ---                        --------
   Leonard B. McCurdy......  52 Chairman of the Board and Chief Executive Officer
   Randall I. Bresee.......  51 Chief Financial Officer
   Kevin B. McCurdy........  25 Founder, Executive Vice President and Director
   Andrew P. Laszlo........  40 Senior Vice President, Business Development
   Mark R. Searle..........  36 Chief Operating Officer
   John Assaraf............  37 Senior Vice President, Sales
   Howard Field............  26 Co-Founder and Vice President
   Andrew J. Aicklen.......  46 Vice President and General Manager Canadian Operations
   Duncan Fortier..........  55 Director
   Philip Sanderson........  31 Director
   John Moragne............  42 Director
   James D. Marver.........  49 Director

  John Moragne and Philip Sanderson comprise bamboo.com's audit committee. John Moragne and Duncan Fortier comprise bamboo.com's compensation committee.

  Leonard B. McCurdy has served as Chairman and a member of the Board since our inception. Since January 1999, Mr. McCurdy has served as our Chief Executive Officer. Since 1991, Mr. McCurdy has served as the President of Lanek Limited, a private investment company. Lanek Limited is a stockholder of bamboo.com. From 1988 to 1991 Mr. McCurdy served as President and Chief Executive Officer of ISM Information Systems Management Corporation, a company that provided large technology solutions. Mr. McCurdy is the father of Kevin B. McCurdy.

  Randall I. Bresee joined bamboo.com as Chief Financial Officer in April 1999. From January 1997 to April 1999 Mr. Bresee served as Vice President and Controller for Santa Cruz Operation, Inc., a Unix software provider and from May 1996 to January 1997, he served as a Director of Finance and Controller. From August 1988 to May 1996, Mr. Bresee served as a Director of Finance and Controller for Silicon Graphics, Inc., a computer manufacturer. Mr. Bresee holds a B.A. from Humboldt State University.

  Kevin B. McCurdy founded bamboo.com in November 1995 and has served as an executive officer and director since its inception. Mr. McCurdy holds a Bachelor of Science in Business Administration from Babson College. Mr. McCurdy is the son of Leonard B. McCurdy.

  Andrew P. Laszlo joined bamboo.com as Senior Vice President, Business Development in January 1999. From September 1997 to January 1999, Mr. Laszlo served as a Business Development Manager at Intel Corporation. From September 1995 to June 1997, Mr. Laszlo attended business school. From December 1989 to August 1995, Mr. Laszlo practiced corporate law with Cohen, Berke, Bernstein, Brodie, Kondell & Laszlo, P.A. Mr. Laszlo holds a B.A. in English from Wesleyan University, a J.D. from George Washington University and an M.B.A. from the University of California, Berkeley.

  Mark R. Searle joined bamboo.com as Chief Operating Officer in January 1999. From October 1997 to November 1998, Mr. Searle served as the Chief Operating Officer of Cybergold, Inc., an online incentive marketing company. From December 1994 to April 1997, Mr. Searle served as the Vice President of Operations and Chief Operating Officer of Plynetics Express Corporation, a rapid prototyping company. From August 1994 to December 1994, Mr. Searle served as a Senior Consultant for Deloitte & Touche, LLP. Mr.

Searle holds a B.A. in English and Creative Writing from Princeton University and an M.B.A. from the Harvard Graduate School of Business.

  John Assaraf joined bamboo.com as Senior Vice President, Sales in January 1999. From November 1987 to May 1999, Mr. Assaraf served as regional director and president of RE/MAX of Indiana, a real estate franchising company.

  Howard Field is a co-founder of bamboo.com and currently serves as a Vice President. He also served as a director from February 1996 to February 1998. In addition, from February 1996 to February 1998, Mr. Field served as our President and Chief Operating Officer. Mr. Field holds a Bachelor of Science in Business Administration from Babson College.

  Andrew J. Aicklen joined bamboo.com as Vice President and General Manager, Canadian Operations in March 1999. From October 1991 to March 1999, Mr. Aicklen served as President of Information Access Inc., a company he co-founded that provides software distribution services. From June 1985 to January 1991, Mr. Aicklen served in various positions with Oracle Corporation, most recently as a Vice President. Mr. Aicklen holds an M.B.A. from the University of Houston and a B.A. from the University of Texas at Austin.

  Duncan Fortier has served as a director of bamboo.com since March 1999. Since July 1991, Mr. Fortier has served as President of Jascan Investment Corporation, an investment holding company. From 1988 to 1991, Mr. Fortier served as Executive Vice President of ISM Information Systems Management Corporation.

  Philip Sanderson has served as a director of bamboo.com since March 1999. Mr. Sanderson is a Partner with Walden Media, L.L.C., a private equity investment firm. Prior to joining Walden Media, L.L.C., Mr. Sanderson was an associate with Robertson Stephens, an investment banking firm. Prior to joining Robertson Stephens, Mr. Sanderson worked in the corporate finance group at Goldman Sachs & Co., an investment banking firm. Mr. Sanderson holds a B.A. from Hamilton College and an M.B.A. from the Harvard Graduate School of Business.

  John Moragne has served as a director of bamboo.com since March 1999. Since May 1993, Mr. Moragne has served as Managing Director of Trident Capital, a private equity investment firm. Mr. Moragne is currently a director of DAOU Systems, Inc., MapQuest.com, Inc. and Newgen Results Corp. Mr. Moragne holds a B.A. from Dartmouth College, an M.S. from the Stanford Graduate School of Applied Earth Sciences and an M.B.A. from the Stanford Graduate School of Business.

  James D. Marver has served as a director of bamboo.com since June 1999. Mr. Marver has been a Managing Partner at VantagePoint Venture Partners since co-founding the private equity investment firm in 1996. From 1988 to 1996, Mr. Marver was Senior Managing Director and Head of the Global Technology Group at Bear Stearns & Co. Inc., as well as Head of the San Francisco Investment Banking office. Mr. Marver holds a B.A. from Williams College and a Ph.D. from the University of California, Berkeley.

Board Composition

  We currently have authorized seven directors. In accordance with the terms of our Amended and Restated Certificate of Incorporation, which will be in effect upon the closing of this offering, the terms of office of the members of the Board of Directors will be divided into three classes: Class I, whose term will expire at the annual meeting of stockholders to be held in 2000, Class II, whose term will expire at the annual meeting of stockholders to be held in 2001, and Class III, whose term will expire at the annual meeting of
stockholders to be held in 2002. The Class I directors are    , the Class II
directors are     and the Class III directors are    . At each annual meeting,
the successors to directors whose term will then expire will be elected to serve until the third annual meeting. In addition, our bylaws provide that the authorized number of directors may be changed by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors may be filled by resolution of the Board of Directors and will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. This classification of the Board of Directors may have the effect of delaying or preventing changes in our control or management.

  Each officer is elected by, and serves at the discretion of, the Board of Directors. Each of our officers and directors, other than nonemployee directors, devotes full time to the affairs of bamboo.com. Our nonemployee directors devote such time to our affairs as is necessary to discharge their duties. There are no close family relationships among any of the directors, officers or key employees of bamboo.com other than the father-son relationship between Leonard B. McCurdy and Kevin B. McCurdy.

Board Committees

  The Audit Committee of the Board of Directors reviews the internal accounting procedures of bamboo.com and consults with and reviews the services provided by our independent accountants. The Audit Committee currently consists of John Moragne and Philip Sanderson.

  The Compensation Committee of the Board of Directors reviews and recommends to the Board the compensation and benefits of all executive officers of bamboo.com, administers bamboo.com's stock option plan and establishes and reviews general policies relating to compensation and benefits of employees of bamboo.com. The Compensation Committee currently consists of John Moragne and Duncan Fortier. Except as set forth in "Certain Transactions," no interlocking relationships exist between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Director Compensation

  Our directors do not currently receive cash compensation from bamboo.com for their service as members of the Board of Directors, although they are reimbursed for certain expenses in connection with attendance at Board and Committee meetings. We do not provide additional compensation for committee participation or special assignments of the Board of Directors. From time to time, our directors have received and may continue to receive grants of options to purchase shares of bamboo.com's common stock pursuant to the 1998 Employee, Director and Consultant Stock Plan.

Executive Compensation

  The following table sets forth the total compensation received for services rendered to bamboo.com during the fiscal year ended December 31, 1998 by our Chief Executive Officer and other executive officers who received salary, bonus and restricted stock for such fiscal year in excess of $100,000 and key executive personnel for the fiscal year ended December 31, 1998 and key executive personnel as of May 31, 1999 (the "Named Executive Officers"). The titles listed below are the titles of the Named Executive Officers as of May 31, 1999. In the table below, Other Annual Compensation for all of the Named Executive Officers is composed entirely of options granted to the Named Executive Officers that had exercise prices at the time of issuance below the then current fair market value of the shares to be acquired upon exercise. Leonard McCurdy will be compensated at an annual base salary of $150,000 during the fiscal year ending on December 31, 1999. Kevin McCurdy will be compensated at an annual base salary of $136,000 during the fiscal year ending on December 31, 1999. Mr. Bresee joined bamboo.com in April 1999 as its Chief Financial Officer and will be compensated at an annual base salary of $135,000 during the fiscal year ending on December 31, 1999. Mr. Laszlo joined bamboo.com in January 1999 as its Senior Vice President, Business Development and will be compensated at an annual base salary of $132,000 during the fiscal year ending on December 31, 1999. Mr. Searle joined bamboo.com in January 1999 as its Chief Operating Officer and will be compensated at an annual base salary of $120,000 during the fiscal year ending on December 31, 1999.

                                                                 Long-Term
                                                            Compensation Awards
                                                           ---------------------
                                                           Restricted Securities
                                Annual Compensation          Stock    Underlying
                          -------------------------------- ---------- ----------
Name and Principal                   Bonus  Other Annual               Options
Position                  Fees(1)($)  ($)  Compensation($) Awards ($)    (#)
------------------        ---------- ----- --------------- ---------- ----------
Leonard B. McCurdy(3)
 Chairman of the Board
 and
 Chief Executive
 Officer................   $10,109   $--      $172,402      $34,758    200,000
Kevin B. McCurdy,
 Executive Vice
 President..............    20,962    --       137,098       34,758    150,000
Howard Field, Vice
 President..............    25,368    --       130,336       34,758    140,000
Randall I. Bresee, Chief
 Financial Officer......       --     --           --           --         --
Andrew P. Laszlo, Senior
 Vice President,
 Business Development...       --     --           --           --         --
Mark R. Searle, Chief
 Operating Officer......       --     --           --           --         --

--------
(1) Leonard McCurdy, Kevin McCurdy and Mr. Field received $10,109, $20,962 and $25,308, respectively, for fees for services rendered to us for fiscal year ended December 31, 1998.
(2) The options and stock granted to Leonard McCurdy were granted to Lanek Ltd., an entity affiliated with Leonard McCurdy.

Option Grants in Last Fiscal Year

  The following table sets forth grants of stock options to each of the Named Executive Officers for the year ended December 31, 1998. All of the stock options listed below were fully vested and exercisable on the date of grant. All of the options listed below were exercised during 1998. Bamboo.com has never granted any stock appreciation rights. Potential realizable values are computed by (i) multiplying the number of shares of common stock subject to a given option by the initial public offering price of $ per share, (ii) assuming that the aggregate stock value derived from that calculation compounds at the annual 0%, 5% or 10% rate shown in the table for the entire ten-year term of the option and (iii) subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

                                          Individual Grants
                         ---------------------------------------------------
                                                                                Potential Realizable
                                                                              Value at Assumed Annual
                         Number of    Percent of                                Rates of Stock Price
                         Securities Total Options                             Appreciation for Option
                         Underlying   Granted to                                        Term
                          Options    Employees in  Exercise Price Expiration --------------------------
    Name                  Granted   Fiscal Year(1)     ($/Sh)        Date       0%       5%      10%
    ----                 ---------- -------------- -------------- ---------- -------- -------- --------
Leonard B. McCurdy(2)...  200,000       29.94%         $0.01       02/12/08  $136,223 $224,207 $357,011
Kevin B. McCurdy........  100,000       14.97           0.01       02/12/08    67,807  111,607  177,715
                           50,000        7.48           0.01       05/31/08    33,468   55,094   87,727
Howard Field............  100,000       14.97           0.01       02/12/08    68,807  113,236  180,309
                           40,000        5.99           0.01       05/31/08    27,177   44,731   71,227
Randall I. Bresee.......      --          --             --             --
Andrew P. Laszlo........      --          --             --             --
Mark R. Searle..........      --          --             --             --

--------
(1) In 1998, we granted options to purchase an aggregate of 668,100 shares of common stock.
(2) The options granted to Leonard McCurdy were granted to Lanek Ltd., an entity affiliated with Leonard McCurdy.

  In January 1999, we granted to Leonard McCurdy a fully vested option to purchase 15,000 shares of common stock at an exercise price per share of $0.50; such option expires on January 1, 2009. In February 1999, we granted to Leonard McCurdy an option to purchase 120,000 shares of common stock at an exercise price per share of $0.50; such option becomes fully exercisable upon the completion of this offering and expires on February 2, 2009. In January 1999, we granted Kevin McCurdy a fully vested option to purchase 15,000 shares of common stock at an exercise price per share of $0.50; such option expires on January 1, 2009. In February 1999, we granted to Kevin McCurdy an option to purchase 96,000 shares of common stock at an exercise price per share of $0.50; such option becomes fully exercisable upon the completion of this offering and expires on February 2, 2009. In January 1999, we granted Mr. Field a fully vested option to purchase 18,373 shares of common stock at an exercise price per share of $0.50; such option expires on January 1, 2009. In February 1999, we granted to Mr. Field an option to purchase 60,000 shares of common stock at an exercise price per share of $0.50; such option becomes fully exercisable upon the completion of this offering and expires on February 2, 2009. In April 1999, we granted to Mr. Bresee an option to purchase 75,000 shares of common stock at an exercise price of $0.75 per share of which 25% of the shares subject to this option become exercisable upon the completion of this offering; such option expires on April 6, 2009. In January 1999, we granted Mr. Laszlo a fully vested option to purchase 107,500 shares of common stock at an exercise price per share of $0.50; such option expires on January 1, 2009. In February 1999, we granted to Mr. Laszlo an option to purchase 120,000 shares of Common Stock at an exercise price per share of $0.50; such option becomes fully exercisable upon the completion of this offering and expires on February 2, 2009. In April 1999, we granted to Mr. Laszlo a fully vested option to purchase 10,000 shares of Common Stock at an exercise price per share of $0.75; such option expires on April 6, 2009. In February 1999, we granted to Mr. Searle an option to purchase 40,000 shares of common stock at an exercise price of $0.50 per share of which 25% of the shares subject to this option become exercisable upon the completion of this offering; such option expires on February 2, 2009. In April 1999, we granted to Mr. Searle an option to purchase 20,000 shares of common stock at an exercise price of $0.75 per share of which 25% of the shares subject to this option become exercisable upon the completion of this offering; such option expires on April 6, 2009.

Fiscal Year End Option Values

  The following table provides certain summary information concerning stock options held as of December 31, 1998 by each of the Named Executive Officers. All these options were exercised during 1998.

                                                       Shares
                                                      Acquired        Value
       Name                                        On Exercise (#) Realized ($)
       ----                                        --------------- ------------
Leonard B. McCurdy(1).............................     200,000       $137,643
Kevin B. McCurdy..................................     150,000        102,340
Howard Field......................................     140,000         96,978
Randall I. Bresee.................................         --             --
Andrew P. Laszlo..................................         --             --
Mark R. Searle....................................         --             --

--------
(1) The options held by Leonard McCurdy were granted to Lanek Ltd., an entity affiliated with Leonard McCurdy.

Stock Plans

 Amended and Restated 1998 Employee, Director and Consultant Stock Plan

  The Board of Directors adopted the 1998 Employee, Director and Consultant Stock Plan (the "1998 Plan") in December, 1998 and the stockholders approved the 1998 Plan in December 1998. In connection with this offering, the Board of Directors approved the amendment and restatement of the 1998 Plan in June 1999 and the stockholders approved the amendment and restatement in June 1999. The 1998 Plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the "Code"), and for the grant to employees, directors and consultants of nonstatutory stock options and stock purchase rights ("SPRs").

 Number of Shares of Common Stock Available under the 1998 Plan

  As of     , 1999, a total of    shares of common stock were reserved for
issuance pursuant to the 1998 Plan, of which options to acquire    shares were
issued and outstanding as of that date. As part of the 1999 amendment and restatement of the 1998 Plan, the Board of Directors approved an increase of shares for issuance under the 1998 Plan, and for annual increases in the number of shares available for issuance under the 1998 Plan, on the first day of each new fiscal year of bamboo.com beginning with fiscal 2000, equal to the lesser of 4% of the outstanding shares of common stock on the first day of the fiscal year, 2 million shares or such lesser amount as the Board of Directors may determine.

 Administration of the 1998 Plan

  The Board of Directors or a committee of the Board (as applicable, the "administrator") administers the 1998 Plan. In the case of options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the committee will consist of two or more "outside directors" within the meaning of Section 162(m) of the Code. The administrator has the power to determine the terms of the options or SPRs granted, including the exercise price, the number of shares subject to each option or SPR, the exercisability of the options and the form of consideration payable upon exercise.

 Options

  The administrator determines the exercise price of nonstatutory stock options granted under the 1998 Plan, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of
Section 162(m) of the Code, the exercise price must be equal to at least the fair market value of the common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option may not exceed five years. The term of all other options granted under the 1998 Plan may not exceed ten years.

  After termination of an optionee's status as an employee, director or consultant of bamboo.com, an optionee generally must exercise an option granted under the 1998 Plan within the time period set forth in the optionee's option agreement, or in the absence of a specified time within 3 months or within 12 months after the optionee's termination by death or disability, but in no event later than the expiration of the option's ten year term.

 SPRs

  The administrator determines the exercise price of SPRs granted under the 1998 Plan. Unless the administrator determines otherwise, the restricted stock purchase agreement entered into in connection with the exercise of the SPR shall grant us a repurchase option that bamboo.com may exercise upon the voluntary or involuntary termination of the purchaser's service with bamboo.com for any reason (including death or disability). The purchase price for share repurchases pursuant to restricted stock purchase agreements shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to bamboo.com. Any repurchase option shall lapse at the rate that the administrator determines.

 Transferability of Options and SPRs

  An optionee generally may not transfer options and SPRs granted under the 1998 Plan, and only the optionee may exercise an option or SPR during his or her lifetime.

 Adjustments upon Merger or Asset Sale

  The 1998 Plan provides that in the event of a merger of bamboo.com with or into another corporation or a sale of substantially all of our assets, the successor corporation shall assume or substitute each option or SPR. If the outstanding options or SPRs are not assumed or substituted, the administrator shall provide notice to the optionee that he or she has the right to exercise the option or SPR as to all of the shares subject to the option or SPR, including shares which would not otherwise be exercisable, for a period of fifteen days from the date of the notice. The option or SPR will terminate upon the expiration of the fifteen-day period. In addition, options granted under the 1998 Plan may provide, and past grants have provided, for additional vesting in the event of a change of control of bamboo.com.

 Amendment and Termination of the 1998 Plan

  Unless terminated sooner, the 1998 Plan will terminate automatically in 2008. In addition, the administrator has the authority to amend, suspend or terminate the 1998 Plan, provided that no such action may affect any share of common stock previously issued and sold or any option previously granted under the 1998 Plan.

 1999 Employee Stock Purchase Plan

  The Board of Directors adopted the 1999 Employee Stock Purchase Plan in June 1999, and the stockholders approved the Purchase Plan in June 1999.

 Number of Shares of Common Stock Available under the Purchase Plan

  A total of    shares of common stock has been reserved for issuance under the
Purchase Plan. In addition, the Purchase Plan provides for annual increases in the number of shares available for issuance under the Purchase Plan on the first day of each fiscal year, beginning with fiscal 2000, equal to the lesser of % of the outstanding shares of common stock on the first day of the fiscal
year,    shares or such lesser amount as may be determined by the board.

 Administration of the Purchase Plan

  The Board of Directors or a committee appointed by the board administers the Purchase Plan. The Board or its committee has full and exclusive authority to interpret the terms of the Purchase Plan and determine eligibility.

 Eligibility to Participate

  Employees are eligible to participate if they are customarily employed by bamboo.com or our subsidiary for at least 20 hours per week over at least five months in any calendar year. However, an employee may not be granted an option to purchase stock under the Purchase Plan if such an employee:

  . immediately after grant owns stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of bamboo.com, or

  . whose rights to purchase stock under all employee stock purchase plans of bamboo.com accrues at a rate which exceeds $25,000 worth of stock for each calendar year.

 Offering Periods and Contributions

  The Purchase Plan, which is intended to qualify under Section 423 of the Code, contains consecutive, overlapping 24 month offering periods. Each offering period includes four 6 month purchase periods. The offering periods
generally start on the first trading day on or after      and       of each
year, except for the first such offering period which will commence on the first trading day on or after the effective date of this offering and will end
on the last trading day on or before     .

  The Purchase Plan permits participants to purchase common stock through payroll deductions of up to 15% of the participant's "compensation." Compensation is defined as the participant's base straight time gross earnings and commissions but excludes payments for overtime, shift premium payments, incentive compensation, incentive payments, bonuses and other compensation. The maximum number of shares a participant may purchase during a single offering period is 10,000 shares.

 Purchase of Shares

  Amounts deducted and accumulated by the participant are used to purchase shares of common stock at the end of each offering period. The price of the stock purchased under the Purchase Plan is 85% of the lower of the fair market value of the common stock at the beginning of the offering period or the end of the applicable purchase period. In the event the fair market value at the end of a purchase period is less than the fair market value of the Common Stock at the beginning of the offering period, participants will be withdrawn from the current offering period and will automatically be re-enrolled in a new offering period. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with bamboo.com.

 Transferability of Rights

  A participant may not transfer rights granted under the Purchase Plan other than by will, the laws of descent and distribution or as may be otherwise provided under the Purchase Plan.

 Adjustments upon Merger or Asset Sale

  The Purchase Plan provides that, in the event of a merger of bamboo.com with or into another corporation or a sale of substantially all of our assets, the successor corporation may assume or substitute for each outstanding right to purchase shares of Common Stock under the Purchase Plan. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened, and a new exercise date will be set.

 Amendment and Termination of the Purchase Plan

  The 1999 Purchase Plan will terminate in 2009. However, the Board of Directors has the authority to amend or terminate the Purchase Plan, except that, subject to certain exceptions described in the Purchase Plan, no such action may adversely affect any outstanding rights to purchase stock under the Purchase Plan.

Employment Agreements and Change of Control Arrangements

  We have entered into Employment Agreements (the "Agreements") with Leonard McCurdy, Kevin McCurdy, Howard Field, and Andrew Laszlo. The Agreements have initial two-year terms, and thereafter are automatically renewed on a yearly basis, absent notification by either party to the contrary. The Agreements also provide that Leonard McCurdy, Kevin McCurdy, Mr. Field, and Mr. Laszlo each would be granted an option to purchase shares of our Common Stock at an exercise price of $0.50, vesting monthly over 24 months, in the following amounts: 120,000 shares, 96,000 shares, 60,000 shares and 120,000 shares, respectively. The Agreements provide that these options shall become fully vested upon a change of control or the completion of this offering. The Agreements provide that in the event the executive is constructively or actually terminated without cause, the executive shall be entitled to six monthly severance payments equal to one-twelfth the executive's annual base salary as of the date of termination (at the time of each monthly severance payment, Mr. Laszlo will also be entitled to one-twelfth of the bonus compensation paid to him in the preceding fiscal year), reimbursement of premium payments for group health coverage (up to $1500 per month for Leonard McCurdy and Mr. Laszlo, and up to $750 per month for Kevin McCurdy and Mr. Field) for up to 12 months, and full acceleration of option vesting. If the executive is terminated within 2 years of a change in control, the executive is entitled to a lump sum payment within 10 days of such change in control, instead of monthly severance payments. The Agreements provide that in the event any payment or benefit by us to the executive is determined to be subject to the golden parachute excise tax rules, the executive shall be entitled to reimbursement by us in an amount sufficient to pay the excise tax and any applicable federal and state income taxes on such reimbursement. The executive's right to receive the benefits set forth above will immediately terminate if the executive competes with us during the 12 months following termination of employment or upon breach of any confidentiality agreement with us.

  In accordance with the terms of their option agreements under our Amended and Restated 1998 Employee, Director and Consultant Stock Plan, whether or not the options are assumed or substituted in a merger, acquisition or asset sale, each Named Executive Officer's outstanding options, subject to vesting, shall vest and become exercisable as to 50% of the unvested shares at the time such merger, acquisition or sale of assets.

                              CERTAIN TRANSACTIONS

  Since January 1, 1998, some of our directors, executive officers and affiliates have entered into transactions with us as follows:

                                                              Price
                           Date of                             per
          Name            Purchase      Type of Security     Security    Number of Securities
------------------------  --------- ------------------------ --------    --------------------
Jane McCurdy(1).........  3/31/1998       Common Stock       $   0.70(9)               1,000
Kristy McCurdy(1).......  3/31/1998       Common Stock       $   0.70(9)               1,000
                           4/8/1998       Common Stock       $   0.70(9)               5,500
Howard Field............  3/31/1998       Common Stock       $   0.70(9)              60,000
                           4/8/1998       Common Stock       $   0.70(9)               5,500
                          6/28/1998   Common Stock units(5)  $   0.68(9)              12,500
Lanek Limited...........  3/31/1998       Common Stock       $   0.70(9)             129,000
                          6/28/1998   Common Stock units(5)  $   0.68(9)              25,000
Lisa Field(2)...........  3/31/1998       Common Stock       $   0.70(9)               2,000
Peter Field(2)..........  3/31/1998       Common Stock       $   0.70(9)               2,000
Carol Smith Slavens(2)..  3/31/1998       Common Stock       $   0.70(9)               3,000
                          12/8/1998 Series A Preferred Stock $   4.00                 12,500
Paul Slavens(2).........  3/31/1998       Common Stock       $   0.70(9)               2,000
Mark Stephenson(3)......  2/12/1998    Option to purchase         --                 100,000
                                          Common Stock
                          5/31/1998    Option to purchase         --                  40,000
                                          Common Stock
Vestmark Limited........  6/28/1998   Common Stock units(5)  $   0.68(9)              12,500
                           4/8/1998       Common Stock       $   0.70(9)              25,000
                          5/22/1998       Common Stock             (4)               102,000
                           1/1/1999    Option to purchase         --                   2,750
                                          Common Stock
Duncan Fortier..........  4/21/1998       Common Stock       $   0.70(9)              15,000
                           2/2/1999    Option to purchase         --                  12,000
                                          Common Stock
                           4/6/1999    Option to purchase         --                  18,000
                                          Common Stock
Jascan Investments(6)...  4/21/1998       Common Stock       $   0.70(9)              25,000
                          6/28/1998   Common Stock units(5)  $   0.68(9)              50,000
Andrew Aicklen..........   1/1/1999    Option to purchase         --                  34,084
                                          Common Stock
Walden Media and
Information Technology    2/18/1999       Convertible        $850,000    $850,000 principal;
Fund, L.P.(7)...........                  subordinated                      10% interest per
                                        promissory note                    year; convertible
                                                                               into Series B
                                                                             preferred stock
                          3/12/1999 Series B Preferred Stock $  5.807                490,787
                           5/5/1999 Series B Preferred Stock $  5.807                172,206
Walden Japan Partners,
L.P. (7)................  3/12/1999 Series B Preferred Stock $  5.807                 34,441

                                                             Price
                          Date of                             per       Number
          Name           Purchase      Type of Security     Security of Securities
------------------------ --------- ------------------------ -------- -------------
Walden EDB Partners,
 L.P.(7)................ 3/12/1999 Series B Preferred Stock  $5.807         34,441
Information Associates-
 II, L.P.(8)............ 3/12/1999 Series B Preferred Stock  $5.807        813,570
IA-II Affiliates Fund,
 L.L.C.(8).............. 3/12/1999 Series B Preferred Stock  $5.807         47,460
Intel Corporation....... 3/12/1999 Series B Preferred Stock  $5.807        430,514

--------
(1) A relative of Leonard and Kevin McCurdy.
(2) A relative of Howard Field.
(3) Mr. Stephenson is an affiliate of Vestmark Limited and these options have been exercised prior to this offering.
(4) These shares were issued as compensation for prior services performed by Mr. Stephenson.
(5) Each unit consisted of one share of common stock and a warrant to purchase one share of common stock at an exercise price of Canadian $1.00.
(6) An entity affiliated with Duncan Fortier.
(7) An affiliate of Philip Sanderson.
(8) An affiliate of John Moragne.
(9) Each of these transactions were at C$1.00 which has been translated to US dollars using the exchange rate in effect at the date of the transaction.

  Each of the individuals listed above have entered into lockup agreements pursuant to which they have agreed not to offer or sell any shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock for a period of 180 days from the date of this prospectus without the prior written consent of Prudential Securities, on behalf of the underwriters. Prudential Securities may, at any time and without notice, waive the terms of these lockup agreements.

  On February 2, 1999, we made a secured loan in the amount of $53,750 to Mr. Laszlo for the purchase of 107,500 shares of our common stock pursuant to the stock option grant made to Mr. Laszlo on December 30, 1999. The loan accrues interest at six percent (6%) per annum and is secured by a full recourse promissory note, the 107,500 shares of our common stock and all proceeds of such shares.

  On March 12, 1999, the Company entered into a strategic alliance agreement with Intel Corporation, a 5% stock holder.

  On June 1, 1999, we made a secured loan in the amount of $20,000 to Mr. Laszlo for the purchase of an aggregate of 35,000 shares of our common stock pursuant to stock option grants made to Mr. Laszlo in February 1999 and April 1999. The loan accrues interest at the rate of 6% per annum and is secured by the 35,000 shares of our common stock and all proceeds of such shares.

  On January 1, 1999 we entered into employment agreements, which contain severance provisions, with Leonard B. McCurdy, Kevin B. McCurdy, Howard Field and Andrew P. Laszlo. These agreements are more fully described in "Management--Employment Agreements."

  On June 11, 1999, we issued VantagePoint Venture Partners III, L.P. and VantagePoint Communication Partners, L.P., affiliates of our director James Marver and together a five percent stockholder, 270,742 and 135,372 shares of common stock, respectively, and 667 and 333 shares of Series C preferred stock for an aggregate purchase price of $6,666,667 and $3,333,333, respectively.

  We have entered into indemnification agreements with our officers and directors containing provisions that require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. See "Limitation of Liability and Indemnification."

  These individuals have entered into lockup agreements pursuant to which we and they have agreed not to offer or sell any shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock for a period of 180 days from the date of this prospectus without the prior written consent of Prudential Securities, on behalf of the underwriters. Prudential Securities may, at any time and without notice, waive the terms of these lockup agreements.

                             PRINCIPAL STOCKHOLDERS

  The following table sets forth information with respect to beneficial ownership of our common stock, as of May 31, 1999 and as adjusted to reflect the sale of common stock offered by us pursuant to this offering and the conversion of all currently outstanding shares of convertible preferred stock into shares of common stock. The following table lists:

  . each person known by us to beneficially own more than 5% of the common stock,

  . each director,

  . each Named Executive Officer named in the Summary Compensation Table, and

  . all directors and executive officers as a group.

  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. The address for each listed director and officer is c/o bamboo.com, Inc., 124 University Avenue, Palo Alto, California 94304. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options or warrants that are exercisable within 60 days of May 31, 1999, but excludes shares of common stock underlying options held by any other persons. Percentage of beneficial ownership prior to the offering is based on 5,369,572 shares of common stock outstanding as of May 31, 1999 (after giving effect to the conversion of our currently outstanding preferred stock). Percentage of
beneficial ownership after the offering is based on        shares outstanding
and also includes 623,313 shares that become exercisable immediately upon the completion of the offering and shares of common stock to be issued in this offering.

                                                     Percentage of Shares
                                                      Beneficially Owned
                                        Shares       -------------------------
                                     Beneficially     Prior to        After
Name of Beneficial Owner                Owned         Offering       Offering
------------------------             ------------    -----------    ----------
Funds affiliated with Trident
 Capital
  John Moragne (1).................     861,030 (2)         16.04%            %
Funds affiliated with Walden Media
 and Information Technology Fund,
 L.P.
  Philip Sanderson(3)..............     731,875 (4)         13.63%
Intel Corporation..................     430,514              8.02%
Lanek Limited
  Leonard B. McCurdy...............     754,000 (5)         14.04%
Kevin B. McCurdy...................     483,000 (6)          9.00%
Howard Field.......................     619,373 (7)         11.53%
Vestmark Limited...................     294,750 (8)          5.49%
Duncan Fortier.....................     161,750 (9)          3.01%
Randall I. Bresee..................           0(10)             *
Andrew P. Laszlo...................     152,500(11)          2.84%
Mark R. Searle.....................           0(12)             *
All directors and executive
 officers as a group (13 persons)..   4,557,876(13)         85.26%

--------
   * Represents beneficial ownership of less than one percent of the common stock.
 (1) Mr. Moragne, a director of bamboo.com is a member of Trident Capital Management-II, L.L.C., the general partner of Information Associates-II, L.P. Mr. Moragne is also a member of IA-II Affiliates Fund, L.L.C. Mr. Moragne disclaims beneficial ownership of the shares held by Information Associates-II, L.P. and IA-II Affiliates Fund, L.L.C., except to the extent of his pecuniary interest therein.

 (2) Represents 813,570 shares held by Information Associates-II, L.P. and 47,460 shares held by IA-II Affiliates Fund L.L.C.
 (3) Mr. Sanderson, a director of bamboo.com, is a partner of Walden Media, L.L.C., the General Partner of Walden Media and Information Technology Fund, L.P. and an affiliate of Walden Japan Partners, L.P., and Walden EDB Partners, L.P. and disclaims beneficial ownership of the shares held by Walden Media and Information Technology Fund, L.P., Walden Japan Partners, L.P., and Walden EDB Partners, L.P. except to the extent of his proportionate ownership interest therein.
 (4) Represents 662,993 shares held by Walden Media and Information Technology Fund, L.P., 34,441 shares held by Walden Japan Partners, L.P., and 34,441 shares held by Walden EDB Partners, L.P.
 (5) Represents 704,000 shares held by Lanek Limited a five percent stockholder and affiliate of Leonard McCurdy, Chairman of our Board of Directors and our Chief Executive and 50,000 shares of common stock beneficially owned as a result of options held by Leonard McCurdy and Lanek Limited exercisable within 60 days of May 31, 1999 and in the column After Offering includes 85,000 shares that become exercisable upon the completion of this offering.
 (6) Includes 43,000 shares of common stock beneficially owned as a result of options exercisable within 60 days of May 31, 1999 and in the column After Offering includes 68,000 shares that become exercisable upon the completion of this offering.
 (7) Includes 35,873 shares of common stock beneficially owned as a result of options exercisable within 60 days of May 31, 1999 and includes in the column After Offering 42,500 shares that become exercisable upon the completion of this offering.
 (8) Includes 2,750 shares of common stock beneficially owned as a result of options exercisable within 60 days of May 31, 1999 and includes in the column After Offering 4,500 shares held by Mark Stephenson, an affiliate of Vestmark Limited, that become exercisable upon the completion of this offering.
 (9) Includes 125,000 shares held by Jascan Investments Corporation, an entity affiliated with Mr. Fortier and 21,750 shares of common stock beneficially owned as a result of options exercisable within 60 days of May 31, 1999 and includes in the column After Offering 15,000 shares that become exercisable upon the completion of this offering.
(10) Includes in the column After Offering 18,750 shares of common stock that become exercisable upon the completion of this offering.
(11) Includes 45,000 shares of common stock beneficially owned as a result of options exercisable within 60 days of May 31, 1999 and includes in the column After Offering 85,000 shares that become exercisable upon the completion of this offering.
(12) Includes in the column After Offering 15,000 shares of common stock that become exercisable upon the completion of this offering.
(13) Includes options to purchase shares of our common stock issued to Mr. Assaraf of which up to 55,000 are exercisable within 60 days of this prospectus. Also includes options to purchase shares of our common stock issued to Mr. Aicklen of which 34,084 are exercisable within 60 days of this prospectus. Includes in the column After Offering options to purchase shares of our common stock issued to Mr. Assaraf of which 6,000 are exercisable upon completion of this offering and options to purchase shares of our common stock issued to Mr. Aicklen of which 12,000 are exercisable upon completion of this offering.

                          DESCRIPTION OF CAPITAL STOCK

General

  Bamboo.com's amended and restated certificate of incorporation, which will become effective upon the closing of this offering, authorizes the issuance of up to 70,000,000 million shares of common stock, par value $0.001 per share, 2,650,548 shares of Class B common stock, par value $0.0001 per share and 6,100,000 shares of preferred stock, par value $0.001 per share, 1,100 shares of which shall be designated Series C preferred stock and 5,000 shares of which the rights and preferences of which may be established from time to time by the Board of Directors. This description is only a summary. You should refer to the amended and restated certificate of incorporation and bylaws which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part. As of May 31, 1999, 2,813,548 shares of common stock were outstanding and 2,556,024 shares of preferred stock convertible into 2,556,024 shares of common stock upon the completion of this offering were issued and outstanding. As of May 31, 1999, we had 69 stockholders.

Common Stock

  Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative voting rights. Subject to preferences to which holders of Preferred Stock issued after the sale of the common stock offered hereby may be entitled, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. Please see "Dividend Policy". In the event of a liquidation, dissolution or winding up of bamboo.com, holders of common stock would be entitled to share in bamboo.com's assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted the holders of any then outstanding shares of Preferred Stock. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and the shares of common stock offered by bamboo.com in this offering, when issued and paid for, will be, fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock, which bamboo.com may designate in the future.

  We have outstanding a warrant to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $4.00 per share, which warrant shall expire December 31, 1999. The shares issuable upon the exercise of this warrant will be "restricted securities" under the Securities Act of 1933 but are entitled to the registration rights described below.

Class B Common Stock

  Each holder of Class B common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and, except as required by law, shall have voting rights and powers equal to the voting rights and powers of their common stock. There are no cumulative voting rights. Holders of Class B common stock are not entitled to dividends and are not entitled to receive any assets of the corporation upon the dissolution or liquidation of bamboo.com. Under the terms of our pairing agreement with our Canadian subsidiary, bamboo.com Canada, holders of Class B common stock must also hold an equal number of shares of Series C preferred stock of bamboo.com Canada, Inc., our subsidiary. These holders may elect at any time and for no cost to convert their bamboo.com Canada Series C preferred stock into shares of our common stock. Upon such a conversion, we are required to redeem such holder's shares of our Class B common stock for a redemption price of $0.0001 per share.

Preferred Stock

  Upon the closing of this offering, the Board of Directors will be authorized, without stockholder approval, from time to time to issue up to an aggregate of million shares of preferred stock, $0.001 par value per share, in one or more series, each of such series to have such rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Board of Directors. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire a majority of the outstanding stock of bamboo.com. Bamboo.com has no present plans to issue any shares of preferred stock.

Registration Rights

  Pursuant to the terms of the Investor Rights Agreement (Investor Rights Agreement), the holders of 2,771,499 shares of the outstanding common stock or their permitted transferees (Registrable Securities) are entitled to certain rights with respect to the registration of such shares under the Securities Act. The holders of at least 60% of the Registrable Securities may require us, subject to certain limitations, to file a registration statement covering at least 30% of the Registrable Securities or any lesser amount of shares if the aggregate gross offering price of at least $10 million. We are not required to effect (i) more than two such registrations pursuant to such demand registration rights; (ii) a registration within 60 days following the determination by our Board of Directors to file a registration statement; (iii) a registration during the period in which any other registration statement has been filed or has been declared effective within the prior six months; or (iv) a registration for a period not to exceed 90 days, if the Board of Directors of bamboo.com has made a good faith determination that such registration would be seriously detrimental to bamboo.com or to its stockholders. Furthermore, pursuant to the terms of the Investor Rights Agreement, the holders of the Registrable Securities are entitled to certain piggyback registration rights in connection with any registration by us of our securities for its own account or the account of other security holders. In the event that we propose to register any shares of common stock under the Securities Act, the holders of such piggyback registration rights are entitled to receive notice of such registration and are entitled to include their shares therein.

  At any time after we become eligible to file a registration statement on Form S-3, holders of $1,000,000 of Registrable Securities may require us to file registration statements on Form S-3 under the Securities Act with respect to their shares of common stock; provided, however, we are not required to effect more than one such registration in any 12 month period.

  Each of the foregoing registration rights is subject to certain conditions and limitations, including the right of the underwriters in any underwritten offering to limit the number of shares of Registrable Securities to be included in such registration. The registration rights with respect to any holder thereof terminate upon the earlier of (i) 5 years from the effective date of this offering or (ii) when the shares held by such holder may be sold under Rule 144 during any 90 day period. We are required to bear all of the expenses of all such registrations, except underwriting discounts and commissions. Registration of any of the Registrable Securities would result in such shares becoming freely tradable without restriction under the Securities Act immediately upon effectiveness of such registration. The Investor Rights Agreement also contains a commitment of bamboo.com to indemnify the holders of registration rights, subject to limitations.

  Holders of the shares of common stock issuable upon exercise of the warrant described above are entitled to piggyback registration rights.

Effect of Provisions of the Certificate of Incorporation Certain and Bylaws and the Delaware Antitakeover Statute

  Provisions of our Amended and Restated Certificate of Incorporation and Bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of bamboo.com. Such provisions could limit the price that investors might be willing to pay in the future for shares of bamboo.com's common stock. These provisions allow us to issue Preferred Stock without any vote or further action by the stockholders and eliminate the right of stockholders to act by written consent without a meeting. These provisions may make it more difficult for stockholders to take certain corporate actions and could have the effect of delaying or preventing a change in control of bamboo.com.

  We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 of Delaware law prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own fifteen percent or more of a corporation's voting stock. This statute could prohibit or delay the accomplishments of mergers or other takeover or change in control attempts with respect to bamboo.com and, accordingly, may discourage attempts to acquire us.

  Our Amended and Restated Certificate of Incorporation provides that, upon the closing of this offering, the Board of Directors will be divided into three classes of directors with each class serving a staggered three-year term. The classification system of electing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us and may maintain the incumbency of the Board of Directors, as the classification of the Board of Directors generally increases the difficulty of replacing a majority of the directors. Our Amended and Restated Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting and bamboo.com's Bylaws eliminate the right of stockholders to call special meetings of stockholders. The Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of bamboo.com. The amendment of any of these provisions would require approval by the Board of Directors and holders of at least 66 2/3% of the outstanding common stock.

Board of Directors Vacancies

  Our bylaws authorize the board of directors to fill vacant directorships or increase the size of the Board of Directors. This may deter a stockholder from removing incumbent directors and simultaneously gaining control of the Board of Directors by filling the vacancies created by such removal with its own nominees.

Classified Board

  Our bylaws provide that our board will be classified into three classes of directors beginning at the next annual meeting of stockholders. Please see "Management--Classes of the Board" for more information regarding the classified board.

Stockholder Action; Special Meeting of Stockholders

  Our certificate of incorporation provides that stockholders may act only at duly called annual or special meetings of stockholders, not by written consent. Our bylaws further provide that special meetings of our stockholders may be called only by the President, Chief Executive Officer or Chairman of the Board of Directors or a majority of the board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

  Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to, or mailed and received at, our principal executive offices not less than 120 days prior to the first anniversary of the date of notice of annual meeting provided with respect to the previous year's annual meeting of stockholders' provided, that if no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 calendar days earlier than such anniversary, notice by the stockholder, to be timely, must be received before the solicitation is made. The bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may discourage stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized But Unissued Shares

  Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to limitations imposed by the Nasdaq National Market. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a tender offer, merger or otherwise.

  Delaware law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our certificate of incorporation and bylaws require the approval of holders of at least 66 2/3% of Common Stock for amendments thereto.

Limitation of Liability and Indemnification Matters

  The certificate eliminates the personal liability of directors to the fullest extent permitted by Delaware law. In addition, the certificate provides that we may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was one of our directors or officers or is or was serving at our request as a director of or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Delaware law provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under our bylaws, any agreement, a vote of stockholders or otherwise.

  Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director for the following:

  . any breach of the director's duty of loyalty to us or our stockholders;

  . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . unlawful payments of dividends or unlawful stock purchases or redemptions; or

  . for any transaction from which the director derived an improper personal benefit.

  Our Bylaws provide that we shall indemnify our directors, officers, employees and other agents to the fullest extent permitted by law.

  We believe that indemnification provisions under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws permit such indemnification. We have also entered into individual agreements to indemnify our directors and executive officers. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have applied for liability insurance for our officers and directors.

Transfer Agent and Registrar

  The transfer agent and registrar for our common stock is Norwest Bank Minnesota, National Association.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Prior to this offering, there has been no public market for our common stock. The market price of our common stock could drop due to sales of a large number of shares of our common stock or the perception that such sales could occur. These factors could also make it more difficult to raise funds through future offerings of common stock.

  After this offering,     shares of common stock will be outstanding,
shares if the underwriters exercise their over-allotment option in full. Of
these shares, the     shares sold in this offering,     shares of the
underwriters over-allotment option is exercised in full, will be freely tradable without restriction under the Securities Act except for any shares purchased by "affiliates" of bamboo.com as defined in Rule 144 under the Securities Act. The remaining 5,404,572 shares are "restricted securities" within the meaning of Rule 144 under the Securities Act. The restricted securities generally may not be sold unless they are registered under the Securities Act or are sold pursuant to an exemption from registration, such as the exemption provided by Rule 144 under the Securities Act.

  Our officers, directors and stockholders of bamboo.com holding     shares of
common stock have entered into lock-up agreements under which they have agreed not to offer or sell any shares of common stock for a period of 180 days after the date of this prospectus without the prior written consent of Prudential Securities, on behalf of the underwriters. See "Underwriting." Prudential Securities may, at any time and without notice, waive any of the terms of these lock-up agreements specified in the underwriting agreement. Following the lock-up period, these shares will not be eligible for sale in the public market without registration under the Securities Act unless such sales meet the applicable conditions and restrictions of Rule 144 as described below.

  In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, any person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned shares for a period of at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

  . 1% of the then-outstanding shares of common stock, and

  . the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of such sale on Form 144 is filed with the Securities and Exchange Commission.

  Sales under Rule 144 are also subject to provisions, relating to notice and manner of sale and the availability of current public information about us. In addition, a person (or persons whose shares are aggregated) who has not been an affiliate of us at any time during the 90 days immediately preceding a sale, and who has beneficially owned the shares for at least two years, would be entitled to sell such shares under Rule 144(k) without regard to the volume limitation and other conditions described above. The above summary of Rule 144 is not intended to be a complete description.

  In addition, our employees, directors, officers, advisors or consultants who were issued shares pursuant to a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, which permits nonaffiliates to sell their Rule 701 shares without having to comply with the public information, holding period, volume limitation or notice provisions of Rule 144, and permits affiliates to sell their Rule 701 shares without having to comply with Rule 144's holding period restrictions, in each case commencing 90 days after the date of this prospectus.

  As soon as practicable following the closing of this offering, we intend to
file a registration statement under the Securities Act to register     shares
of common stock issuable upon the exercise of outstanding stock options or
reserved for issuance under our stock option plans, of which     shares will be
immediately exercisable. After the effective date of such registration statement, these shares will be available for sale in the open market subject to the lock-up agreements described above and, for our affiliates, to the conditions and restrictions of Rule 144.

                                  UNDERWRITING

  We have entered into an underwriting agreement with the underwriters named below, for whom Prudential Securities Incorporated, Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, Volpe Brown Whelan & Company, LLC and E*OFFERING Corp. are acting as representatives. We are obligated to sell, and the underwriters are obligated to purchase, all of the shares offered on the cover page of this prospectus, if any are purchased. Subject to certain conditions of the underwriting agreement, each underwriter has severally agreed to purchase the shares indicated opposite its name:

                                                                        Number
     Underwriters                                                      of Shares
     ------------                                                      ---------
   Prudential Securities Incorporated.................................
   Dain Rauscher Wessels..............................................
   Volpe Brown Whelan & Company, LLC..................................
   E*OFFERING Corp....................................................
                                                                         ----
     Total............................................................
                                                                         ====

  The underwriters may sell more shares than the total number of shares offered on the cover page of this prospectus and they have, for a period of 30 days from the date of this prospectus, an over-allotment option to purchase up to additional shares from us. If any additional shares are purchased, the underwriters will severally purchase the shares in the same proportion as per the table above.

  The representatives of the underwriters have advised us that the shares will be offered to the public at the offering price indicated on the cover page of this prospectus. The underwriters may allow to selected dealers a concession
not in excess of $   per share and such dealers may reallow a concession not in
excess of $   per share to certain other dealers. After the shares are released for sale to the public, the representatives may change the offering price and the concessions. The representatives have informed us that the underwriters do not intend to sell shares to any investor who has granted them discretionary authority.

  We have agreed to pay to the underwriters the following fees, assuming both no exercise and full exercise of the underwriters' overallotment option to purchase additional shares:

                                                    Total Fees
                                    -------------------------------------------
                             Fee     Without Exercise of      Full Exercise
                          Per Share Over-Allotment Option Over-Allotment Option
                          --------- --------------------- ---------------------
   Fees paid by us.......   $              $                     $

  In addition, we estimate that we will spend approximately $   in expenses for
this offering. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of these liabilities.

  We, our officers and directors, and stockholders of bamboo.com have entered into lockup agreements pursuant to which we and they have agreed not to offer or sell any shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock for a period of 180 days from the date of this prospectus without the prior written consent of Prudential Securities, on behalf of the underwriters. Prudential Securities may, at any time and without notice, waive the terms of these lockup agreements specified in the underwriting agreement.

  Prior to this offering, there has been no public market for our common stock. The public offering price, negotiated between us and the representatives, is based upon various factors such as our financial and operating history and condition, our prospects, the prospects for the industry we are in and prevailing market conditions.

  Prudential Securities, on behalf of the underwriters, may engage in the following activities in accordance with applicable securities rules:

  . Over-allotments involving sales in excess of the offering size, creating a short position. Prudential Securities may elect to reduce this short position by exercising some or all of the over-allotment option.

  . Stabilizing and short covering; stabilizing bids to purchase the shares are permitted if they do not exceed a specified maximum price. After the distribution of shares has been completed, short covering purchases in the open market may also reduce the short position. These activities may cause the price of the shares to be higher than would otherwise exist in the open market.

  . Penalty bids permitting the representatives to reclaim concessions from a syndicate member for the shares purchased in the stabilizing or short covering transactions.

  Such activities, which may be commenced and discontinued at any time, may be effected on the Nasdaq National Market, in the over-the-counter market or otherwise.

  Each underwriter has represented that it has complied and will comply with all applicable laws and regulations in connection with the offer, sale or delivery of the shares and related offering materials in the United Kingdom, including:

  . the Public Offers of Securities Regulations 1995,

  . the Financial Services Act 1986, and

  . the Financial Services Act 1986, (Investment Advertisements) (Exemptions)
    Order 1996 (as amended).

  Prudential Securities and other underwriters have, from time to time, performed various investment banking and financial advisory services on a fee for services basis for bamboo.com. In March 1999, an entity affiliated with Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, invested in our private placement purchasing an aggregate of 86,102 shares of our Series B preferred stock on the same terms and conditions as the other investors in the private placement, including price per share.

  We have asked the underwriters to reserve shares for sale at the same offering price directly to our officers, directors, employees and other business affiliates or related third parties. The number of shares available for sale to the general public in the offering will be reduced to the extent such persons purchase the reserved shares.

  E*OFFERING Corp. is making a prospectus in electronic format available on its Internet Web site. Other than the prospectus in electronic format, the information on such Web site is not part of this prospectus or the registration statement of which the prospectus forms a part and has not been approved and/or endorsed by bamboo.com or any underwriter in such capacity and should not be relied on by prospective investors.

                                 LEGAL MATTERS

  The validity of the common stock offered hereby will be passed upon for bamboo.com by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California. Certain legal matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California. As of the date of this prospectus, WS Investment Company 98B and WS Investment Company 99A, investment partnerships composed of current and former members of and persons associated with Wilson Sonsini Goodrich & Rosati, P.C., and Mario Rosati a member of Wilson Sonsini Goodrich & Rosati, P.C., beneficially own an aggregate of 53,555 shares of bamboo.com's common stock.

                                    EXPERTS

  The consolidated balance sheets of bamboo.com, Inc. as of December 31, 1997 and 1998 and the consolidated statements of operations and comprehensive loss, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998 have been included herein in reliance on the report of PricewaterhouseCoopers LLP, our independent accountants, which report is given on the authority of that firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

  We have filed with the Securities and Exchange Commission, a Registration Statement on Form S-1 (including the exhibits and schedules thereto) under the Securities Act with respect to the shares to be sold in this offering. This prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to bamboo.com and the shares to be sold in this offering, reference is made to the Registration Statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to, are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by a more complete description of the matter involved, and each such statement shall be deemed incorporated by such reference.

  You may read and copy all or any portion of the Registration Statement or any reports, statements or other information we file at the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.C., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can request copies of these documents upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings, including the Registration Statement will also be available to you on the Commission's Internet site (http://www.sec.gov).

  Bamboo.com intends to send to its stockholders annual reports containing audited consolidated financial statements and quarterly reports containing unaudited Consolidated Financial Statements for the first three quarters of each fiscal year.

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Report of Independent Accountants.......................................... F-2
Consolidated Balance Sheets................................................ F-3
Consolidated Statements of Operations and Comprehensive Loss............... F-4
Consolidated Statements of Stockholders' Equity (Deficit).................. F-5
Consolidated Statements of Cash Flows...................................... F-6
Notes to Consolidated Financial Statements................................. F-7

                       Report of Independent Accountants

March 12, 1999, except for Note 13,
 which is as of June 11, 1999

To The Board of Directors and Stockholders of bamboo.com, Inc. (formerly Jutvision Corporation)
 (a development stage company)

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive loss, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of bamboo.com, Inc. (formerly Jutvision Corporation) (a development stage company) and its subsidiary at December 31, 1997 and 1998 and the results of its operations and its cash flows for the years ended December 31, 1996, 1997, and 1998 and the period from November 2, 1995 (date of inception) to December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

San Jose, California

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
                          CONSOLIDATED BALANCE SHEETS

                                                                     Pro Forma
                                  December 31,                       March 31,
                              ----------------------   March 31,       1999
                                1997        1998         1999      (See Note 11)
                              ---------  -----------  -----------  -------------
                                                      (unaudited)   (unaudited)
ASSETS
Current assets:
 Cash and cash equivalents..  $   3,955  $   430,097  $10,947,453
 Accounts receivable, net of
  allowance for doubtful
  accounts of zero in 1997,
  $1,304 in 1998 and zero in
  1999 (unaudited)..........      7,151       19,379       68,256
 Prepaid expenses and other
  current assets............        --        78,979       84,148
                              ---------  -----------  -----------
                                 11,106      528,455   11,099,857
Property, plant and
 equipment..................     14,263      211,663      754,751
Other assets................        --        40,000       40,000
                              ---------  -----------  -----------
  Total assets..............  $  25,369  $   780,118  $11,894,608
                              =========  ===========  ===========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
 (DEFICIT)
Current liabilities:
 Accounts payable...........  $  11,777  $   133,446  $   470,186
 Accrued liabilities........     24,206      122,104      591,525
 Deferred revenue...........        --           --        63,133
 Notes payable to
  stockholders..............     61,556        7,500        7,666
                              ---------  -----------  -----------
  Total liabilities.........     97,539      263,050    1,132,510
                              ---------  -----------  -----------
Commitments (Notes 7 and 9)

Stockholders' equity
 (deficit):
Capital stock:
Preferred stock: $0.001 par
 value
Series A Convertible:
 500,000 authorized shares..        --           231          231           --
 Issued and outstanding:
  zero in 1997, 231,250
  shares in 1998 and 1999
  (unaudited) and zero pro
  forma (unaudited)
  (Liquidation value:
  $925,000).................
Series B Convertible:
 2,152,574 authorized
 shares.....................
 Issued and outstanding:
  zero in 1997 and 1998,
  2,152,574 in 1999
  (unaudited) and zero pro
  forma (unaudited)
  (Liquidation value:
  $12,500,000)..............        --           --         2,153           --
Common stock:
 $0.001 par value...........
 10,000,000 authorized
  shares....................
 Issued and outstanding:
  zero in 1997 and 1998,
  150,500 in 1999
  (unaudited) and 2,534,324
  pro forma (unaudited).....        --           --           151   $     2,535
Class B common stock:
 $0.0001 par value
 2,650,548 authorized
  shares;...................
 Issued and outstanding:
  1,016,080 shares in 1997,
  2,650,548 shares in 1998,
  1999 (unaudited) and pro
  forma (unaudited).........         23          187          187           187
Additional paid in capital..    160,881    2,653,315   22,778,406    22,778,406
Notes receivable from
 stockholders...............        --       (53,806)    (107,556)     (107,556)
Unearned employee stock-
 based compensation.........        --           --    (3,820,639)   (3,820,639)
Accumulated other
 comprehensive income
 (loss).....................        267       (9,225)       1,338         1,338
Deficit accumulated during
 the development stage......   (233,341)  (2,073,634)  (8,092,173)   (8,092,173)
                              ---------  -----------  -----------   -----------
  Total stockholders' equity
   (deficit)................    (72,170)     517,068   10,762,098   $10,762,098
                              ---------  -----------  -----------   ===========
  Total liabilities and
   stockholders' equity
   (deficit)................  $  25,369  $   780,118  $11,894,608
                              =========  ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                                                 From
                                                             November 2,
                                                              1995 (date                                From
                                                                  of                                 November 2,
                                                              inception)     Three Months Ended     1995 (date of
                              Years ended December 31,            to              March 31,         inception) to
                           --------------------------------  December 31,  -----------------------    March 31,
                             1996      1997        1998          1998         1998        1999          1999
                           --------  ---------  -----------  ------------  ----------- -----------  -------------
                                                                           (unaudited) (unaudited)   (unaudited)
Revenues.................  $    --   $  45,553  $    77,410  $   122,963    $  20,798  $    88,658   $   211,621
Cost of revenues.........       --      15,204       67,710       82,914        9,914       73,939       156,853
                           --------  ---------  -----------  -----------    ---------  -----------   -----------
Gross profit.............       --      30,349        9,700       40,049       10,884       14,719        54,768
Operating expenses:
 Sales and marketing.....     4,784      9,672      883,469      897,925      183,441    1,558,793     2,456,718
 General and
  administrative.........    61,804    122,034      723,607      907,445      272,962    1,498,194     2,405,639
 Research and
  development............    23,829     41,567      242,917      308,313       86,233       55,763       364,076
 Employee stock-based
  compensation...........       --         --           --           --           --     2,936,601     2,936,601
                           --------  ---------  -----------  -----------    ---------  -----------   -----------
 Total...................    90,417    173,273    1,849,993    2,113,683      542,636    6,049,351     8,163,034
                           --------  ---------  -----------  -----------    ---------  -----------   -----------
Loss from operations.....   (90,417)  (142,924)  (1,840,293)  (2,073,634)    (531,752)  (6,034,632)   (8,108,266)
Interest income..........       --         --           --           --           --        16,093        16,093
                           --------  ---------  -----------  -----------    ---------  -----------   -----------
Net loss.................   (90,417)  (142,924)  (1,840,293)  (2,073,634)    (531,752)  (6,018,539)   (8,092,173)
Foreign currency
 translation
 adjustments.............      (963)     1,230       (9,492)      (9,225)         --        10,563         1,338
                           --------  ---------  -----------  -----------    ---------  -----------   -----------
Comprehensive loss.......  $(91,380) $(141,694) $(1,849,785) $(2,082,859)   $(531,752) $(6,007,976)  $(8,090,835)
                           ========  =========  ===========  ===========    =========  ===========   ===========
Net loss per share--basic
 and diluted.............  $  (0.11)    $(0.14)      $(0.87)      $(1.54)      $(0.48)      $(2.19)       $(5.46)
                           ========  =========  ===========  ===========    =========  ===========   ===========
Weighted average shares--
 basic and diluted.......   808,333  1,006,700    2,119,170    1,347,650    1,097,330    2,750,324     1,483,279
                           ========  =========  ===========  ===========    =========  ===========   ===========
Pro forma net loss per
 share--basic and diluted
 (unaudited).............                       $     (0.86)      $(1.53)              $     (1.75)       $(5.24)
                                                ===========  ===========               ===========   ===========
Pro forma weighted
 average shares--basic
 and diluted (unaudited)..                        2,150,837    1,358,375                 3,436,006     1,543,021
                                                ===========  ===========               ===========   ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                               BAMBOO.COM, INC.
                       (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                   Class B Common                 Notes       Unearned     Accumulated
                  Preferred Stock   Common Stock       Stock       Additional   Receivable    Employee        Other
                  ---------------- -------------- ----------------   Paid In       from     Stock-Based   Comprehensive
                   Number   Amount Number  Amount  Number   Amount   Capital   Stockholders Compensation  Income (Loss)
                  --------- ------ ------- ------ --------- ------ ----------- ------------ ------------  -------------
Common stock
issued to
founder in
November 1995...        --  $  --      --  $ --     800,000  $  1  $       --   $     --    $       --       $  --
Common stock
issued for cash
in December 1996
at C$1.00 per
share
(US$0.74).......        --     --      --    --     200,000    20      147,276        --            --          --
Net loss........        --     --      --    --         --    --           --         --            --          --
Other
comprehensive
loss............        --     --      --    --         --    --           --         --            --         (963)
                  --------- ------ ------- -----  ---------  ----  -----------  ---------   -----------      ------
Balance --
December 31,
1996............        --     --      --    --   1,000,000    21      147,276        --            --         (963)
Common stock
issued for cash
in July 1997 at
C$1.17 per share
(US$0.85).......        --     --      --    --      16,080     2       13,605        --            --          --
Net loss........        --     --      --    --         --    --           --         --            --          --
Other
comprehensive
income..........        --     --      --    --         --    --           --         --            --        1,230
                  --------- ------ ------- -----  ---------  ----  -----------  ---------   -----------      ------
Balance --
December 31,
1997............        --     --      --    --   1,016,080    23      160,881        --            --          267
Common stock
issued through
March to
September 1998
at fair value of
C$1.00 (US$0.68)
to C$3.00
(US$1.99).......        --     --      --    --     479,368    48      431,775        --            --          --
Common stock
issued for
services through
February to May
1998 at fair
value of C$1.00
(US$0.69) to
C$1.40
(US$1.00).......        --     --      --    --     367,000    37      325,463        --            --          --
Issuance of
options to
purchase common
stock for
services at fair
value of US$0.75
to US$1.00 per
share in
February to May
1998............        --     --      --    --         --    --       536,419        --            --          --
Shares issued
upon exercise of
options for
common stock at
$0.01 per share
in September
1998............        --     --      --    --     668,100    67       4,563         --            --          --
Warrants for
common stock
issued in June
1998............        --     --      --    --         --    --        23,311        --            --          --
Issuance of
warrant for
common stock for
services........        --     --      --    --         --    --       168,401        --            --          --
Common stock
issued upon
exercise of
options in
December 1998...        --     --      --    --     120,000    12      77,733     (77,745)          --          --
Settlement of
note receivable
as offset to
note payable....        --     --      --    --         --    --           --      23,939           --          --
Issuance of
Series A
convertible
preferred stock
in October and
December 1998 at
fair value of
$4.00 per
share...........    231,250    231     --    --         --    --       924,769        --            --          --
Net loss........        --     --      --    --         --    --           --         --            --          --
Other
comprehensive
loss............        --     --      --    --         --    --           --         --            --       (9,492)
                  --------- ------ ------- -----  ---------  ----  -----------  ---------   -----------      ------
Balance --
 December 31,
1998............    231,250    231     --    --   2,650,548   187    2,653,315    (53,806)          --       (9,225)
Issuance of
 Series B
 preferred stock
 at $5.807 per
 share for cash
 in March 1999..  1,841,079  1,839     --    --         --    --    10,684,170        --            --          --
Issuance of
 Series B
 preferred stock
 at $5.807 per
 share on
 conversion of
 notes payable
 and settlement
 of interest
 payable in
 March 1999.....    311,495    314     --    --         --    --     1,808,538        --            --          --
Common stock
options granted
for services in
January through
March 1999......        --     --      --    --         --    --       645,802        --            --          --
Unearned
employee stock-
based
compensation....        --     --      --    --         --    --     6,757,240        --     (6,757,240)        --
Amortization of
employee stock-
based
compensation....        --     --      --    --         --    --           --         --      2,936,601         --
Common stock
issued for
services in
January 1999....        --     --   43,000    43        --    --       175,699        --            --          --
Common stock
issued on
exercise of
stock options in
February 1999...        --     --  107,500   108        --    --        53,642    (53,750)          --          --
Net loss........        --     --      --    --         --    --           --         --            --          --
Other
comprehensive
income..........        --     --      --    --         --    --           --                       --       10,563
                  --------- ------ ------- -----  ---------  ----  -----------  ---------   -----------      ------
Balance -- March
31, 1999
(unaudited).....  2,383,824 $2,384 150,500 $ 151  2,650,548  $187  $22,778,406  $(107,556)  $(3,820,639)     $1,338
                  ========= ====== ======= =====  =========  ====  ===========  =========   ===========      ======
                    Deficit
                  Accumulated
                  During the
                  Development
                     Stage        Total
                  ------------ ------------
Common stock
issued to
founder in
November 1995...  $       --   $         1
Common stock
issued for cash
in December 1996
at C$1.00 per
share
(US$0.74).......          --       147,296
Net loss........      (90,417)     (90,417)
Other
comprehensive
loss............          --          (963)
                  ------------ ------------
Balance --
December 31,
1996............      (90,417)      55,917
Common stock
issued for cash
in July 1997 at
C$1.17 per share
(US$0.85).......          --        13,607
Net loss........     (142,924)    (142,924)
Other
comprehensive
income..........          --         1,230
                  ------------ ------------
Balance --
December 31,
1997............     (233,341)     (72,170)
Common stock
issued through
March to
September 1998
at fair value of
C$1.00 (US$0.68)
to C$3.00
(US$1.99).......          --       431,823
Common stock
issued for
services through
February to May
1998 at fair
value of C$1.00
(US$0.69) to
C$1.40
(US$1.00).......          --       325,500
Issuance of
options to
purchase common
stock for
services at fair
value of US$0.75
to US$1.00 per
share in
February to May
1998............          --       536,419
Shares issued
upon exercise of
options for
common stock at
$0.01 per share
in September
1998............          --         4,630
Warrants for
common stock
issued in June
1998............          --        23,311
Issuance of
warrant for
common stock for
services........          --       168,401
Common stock
issued upon
exercise of
options in
December 1998...          --           --
Settlement of
note receivable
as offset to
note payable....          --        23,939
Issuance of
Series A
convertible
preferred stock
in October and
December 1998 at
fair value of
$4.00 per
share...........          --       925,000
Net loss........   (1,840,293)  (1,840,293)
Other
comprehensive
loss............          --        (9,492)
                  ------------ ------------
Balance --
 December 31,
1998............   (2,073,634)     517,068
Issuance of
 Series B
 preferred stock
 at $5.807 per
 share for cash
 in March 1999..          --    10,686,009
Issuance of
 Series B
 preferred stock
 at $5.807 per
 share on
 conversion of
 notes payable
 and settlement
 of interest
 payable in
 March 1999.....          --     1,808,852
Common stock
options granted
for services in
January through
March 1999......          --       645,802
Unearned
employee stock-
based
compensation....          --           --
Amortization of
employee stock-
based
compensation....          --     2,936,601
Common stock
issued for
services in
January 1999....          --       175,742
Common stock
issued on
exercise of
stock options in
February 1999...          --           --
Net loss........   (6,018,539)  (6,018,539)
Other
comprehensive
income..........          --        10,563
                  ------------ ------------
Balance -- March
31, 1999
(unaudited).....  $(8,092,173) $10,762,098
                  ============ ============

  The accompanying notes are an integral part of these consolidated financial statements.

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               From                                   From
                                                            November 2,                            November 2,
                                                           1995 (date of   Three Months Ended     1995 (date of
                            Years ended December 31,       inception) to        March 31,         inception) to
                         --------------------------------  December 31,  -----------------------    March 31,
                           1996      1997        1998          1998         1998        1999          1999
                         --------  ---------  -----------  ------------- ----------- -----------  -------------
                                                                         (unaudited) (unaudited)   (unaudited)
Operating activities:
 Net loss..............  $(90,417) $(142,924) $(1,840,293)  $(2,073,634)  $(531,752) $(6,018,539)  $(8,092,173)
 Items not affecting
  cash:
 Depreciation and
  amortization.........    11,914     10,763       32,045        54,722       2,414       70,105       124,827
 Issuance of common
  stock in exchange for
  services.............       --         --       370,404       370,404     123,500      175,742       546,146
 Issuance of Series B
  convertible preferred
  stock in settlement
  of interest payable..       --         --           --            --          --         8,850         8,850
 Issuance of warrant
  for common stock for
  services.............       --         --       168,401       168,401         --           --        168,401
 Issuance of options
  for common stock for
  services.............       --         --       536,419       536,419     370,000      742,203     1,278,622
 Employee stock-based
  compensation.........       --         --           --            --          --     2,936,601     2,936,601
 Changes in assets and
  liabilities:
  Accounts receivable,
   net.................       --      (7,384)     (13,139)      (20,523)    (12,742)     (48,877)      (69,400)
  Prepaid expenses and
   other current
   assets..............       --         --       (82,982)      (82,982)     (2,447)      (5,169)      (88,151)
  Other assets.........       --         --       (40,000)      (40,000)        --           --        (40,000)
  Accounts payable.....    16,160      7,957      126,612       150,729     (25,546)     336,740       487,469
  Accrued liabilities..       --       8,046       93,946       101,992         --       373,021       475,013
  Deferred revenue.....       --         --           --            --          --        63,133        63,133
                         --------  ---------  -----------   -----------   ---------  -----------   -----------
   Net cash used in
    operating
    activities.........   (62,343)  (123,542)    (648,587)     (834,472)    (76,573)  (1,366,190)   (2,200,662)
                         --------  ---------  -----------   -----------   ---------  -----------   -----------
Investing activities:
 Purchase of capital
  assets...............   (30,430)    (6,458)    (219,068)     (255,956)    (11,542)    (613,194)     (869,150)
                         --------  ---------  -----------   -----------   ---------  -----------   -----------
   Net cash used in
    investing
    activities.........   (30,430)    (6,458)    (219,068)     (255,956)    (11,542)    (613,194)     (869,150)
                         --------  ---------  -----------   -----------   ---------  -----------   -----------
Financing activities:
 Notes payable to
  stockholders.........    77,278    (13,702)     (26,828)       36,748     (26,294)         166        36,914
 Proceeds from issuance
  of convertible notes
  payable..............       --         --           --            --          --     1,800,000     1,800,000
 Proceeds from issuance
  of common stock, net
  of issuance costs....   147,297     13,607      386,919       547,823     154,951          --        547,823
 Proceeds from exercise
  of common stock
  options..............       --         --         4,630         4,630         --           --          4,630
 Proceeds from issuance
  of Series A
  convertible preferred
  stock, net of
  issuance costs.......       --         --       925,000       925,000         --           --        925,000
 Proceeds from issuance
  of Series B
  convertible preferred
  stock, net of
  issuance costs.......       --         --           --            --          --    10,686,011    10,686,011
 Proceeds from issuance
  of warrants..........       --         --        23,311        23,311         --           --         23,311
                         --------  ---------  -----------   -----------   ---------  -----------   -----------
   Net cash provided by
    financing
    activities.........   224,575        (95)   1,313,032     1,537,512     128,657   12,486,177    14,023,689
                         --------  ---------  -----------   -----------   ---------  -----------   -----------
Effect of exchange rate
 changes on cash.......      (963)     3,211      (19,235)      (16,987)      2,735       10,563        (6,424)
                         --------  ---------  -----------   -----------   ---------  -----------   -----------
Increase (decrease) in
 cash during the
 period................   130,839   (126,884)     426,142       430,097      43,277   10,517,356    10,947,453
Cash and cash
 equivalents, Beginning
 of period.............       --     130,839        3,955           --        3,955      430,097           --
                         --------  ---------  -----------   -----------   ---------  -----------   -----------
Cash and cash
 equivalents, End of
 period................  $130,839  $   3,955  $   430,097   $   430,097   $  47,232  $10,947,453   $10,947,453
                         ========  =========  ===========   ===========   =========  ===========   ===========
Supplemental
 disclosures cash flow
 information:
 Unearned stock based
  compensation related
  to stock options
  grants...............  $    --   $     --   $       --    $       --    $     --   $ 6,757,240   $ 6,757,240
                         ========  =========  ===========   ===========   =========  ===========   ===========
 Conversion of notes
  payable to Series B
  convertible preferred
  stock................  $    --   $     --   $       --    $       --    $     --   $ 1,800,000   $ 1,800,000
                         ========  =========  ===========   ===========   =========  ===========   ===========
 Issuance of Series B
  convertible preferred
  stock in settlement
  of interest..........  $    --   $     --   $       --    $       --    $     --   $     8,850   $     8,850
                         ========  =========  ===========   ===========   =========  ===========   ===========
 Exercise of common
  stock options and
  warrants in exchange
  for note receivable..  $    --   $     --   $    77,745   $    77,745   $     --   $    53,750   $   131,495
                         --------  ---------  -----------   -----------   ---------  -----------   -----------
 Stock options issued
  for prepaid rent
  expense..............  $    --   $     --   $       --    $       --    $     --   $    19,629   $    19,629
                         ========  =========  ===========   ===========   =========  ===========   ===========
 Interest paid.........  $    --   $     --   $       --    $       --    $     --   $     9,906   $     9,906
                         ========  =========  ===========   ===========   =========  ===========   ===========
 Note receivable
  settled as offset of
  note payable.........  $    --   $     --   $    23,939   $    23,939   $     --   $       --    $    23,939
                         ========  =========  ===========   ===========   =========  ===========   ===========
 Common stock issued
  below fair value.....  $    --   $     --   $    44,904   $    44,904   $     --   $       --    $    44,904
                         ========  =========  ===========   ===========   =========  ===========   ===========
 Issuance of common
  stock for services...  $    --   $     --   $   325,500   $   325,500   $ 123,500  $   175,742   $   546,146
                         ========  =========  ===========   ===========   =========  ===========   ===========
 Issuance of warrant
  for common stock for
  services.............  $    --   $     --   $   168,401   $   168,401   $     --   $       --    $   168,401
                         ========  =========  ===========   ===========   =========  ===========   ===========
 Issuance of options
  for common stock for
  services.............  $    --   $     --   $   536,419   $   536,419   $ 370,000  $   742,203   $ 1,278,622
                         ========  =========  ===========   ===========   =========  ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  Information as of March 31, 1999 and/or for the periods ended March 31, 1998 and 1999 is unaudited

NOTE 1--NATURE OF OPERATIONS AND BASIS OF PRESENTATION:

  Bamboo.com Inc. (the "Company" or "bamboo Delaware") was incorporated on March 26, 1998 as Jutvision Corporation under the laws of the state of Delaware. The Company has a wholly owned subsidiary bamboo.com Canada Inc. ("bamboo Canada"), a company incorporated on December 23, 1998 under the laws of the province of Ontario as Jutvision Canada Inc. The Company and its subsidiary generate revenue from virtual tours of real estate properties on the Internet. Tours are produced by videotaping the inside and outside of the home or other property, converting the videotape into a complete virtual tour, and distributing the virtual tour to sites on the Internet. The virtual tours provide enhanced visual content and are integrated with multiple listing services by real estate Web sites. The Company's primary markets are the United States and Canada.

  The business of the Company was previously operated as Jutvision Corporation, a company incorporated on November 2, 1995 under the laws of the Province of Ontario, Canada.

  On January 1, 1999, each Board of Directors authorized a corporate reorganization (see Note 2). Through a series of share exchange agreements, bamboo Delaware, emerged as the parent company of bamboo Canada and Jutvision Corporation was merged with bamboo Canada.

  Under the terms of the reorganization, there was no change in ownership and, therefore, Jutvision Corporation, has been treated as a predecessor business and its results presented as the historic results of the Company. The predecessor business's financial statements presented herein include the results of operations and cash flows for the periods ended December 31, 1996, 1997, 1998 and the period from November 2, 1995 (date of inception) to December 31, 1998 and the balance sheets as of December 31, 1997 and 1998.

NOTE 2--REORGANIZATION:

  Each Board of Directors approved a reorganization of Jutvision Corporation, bamboo Canada and bamboo Delaware effective January 1, 1999 through the following share exchange arrangements:

a) Exchange of common stockholdings

  The common stockholders of Jutvision Corporation agreed to exchange the outstanding 2,650,548 common shares on a one-for-one basis for Series B convertible preferred shares of bamboo Canada. In addition, holders of the outstanding common stock of Jutvision Corporation also agreed to purchase on a pro-rata basis 2,650,548 Class B common shares of bamboo Delaware on a one-for-one basis for $0.0001 per share.

  Under the charters of the respective companies and under a Conversion and Pairing Agreement, between bamboo Delaware and bamboo Canada, the holders of the Series B convertible preferred stock of bamboo Canada may exchange their shares at any time on a one-for-one basis for common stock of bamboo Delaware, and the shares of the Series B will be redeemed at par value of $0.0001 per share. Common stock and Class B common stock of bamboo Delaware have identical rights and privileges with regard to voting. The Series B convertible preferred stock has voting privileges only where a separate class vote is required by law. The Series B convertible preferred stock may not be transferred without either a two-thirds vote of the existing common stockholder of bamboo Canada or approval of the Board of Directors of bamboo Canada.

  The Series B convertible preferred stock of bamboo Canada will automatically convert into common stock of bamboo Delaware if:

  .the net proceeds of an initial public offering of bamboo Delaware common stock exceeds $15,000,000; or,

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
  Information as of March 31, 1999 and/or for the periods ended March 31, 1998 and 1999 is unaudited


  .there is written election by not less than two-thirds majority of the Series B holders; or

  .there is a liquidation, dissolution or winding-up of bamboo Canada.

  Due to the terms of the Conversion and Pairing Agreement, the equity interest in the Series B convertible preferred shareholders of bamboo Canada is inseparable from and substantively represents an equivalent equity interest in bamboo Delaware. Accordingly, these shares are presented as equity in the parent company in the consolidated financial statements. (See also note 13.)

b) Exchange of preferred stockholdings

  In connection with the reorganization, holders of the 231,250 outstanding Series A convertible preferred shares of Jutvision Corporation agreed to exchange their shares on a one-for-one basis for Series A convertible preferred stock of bamboo Delaware.

  On December 23, 1998, 500,000 shares of the undesignated preferred stock in bamboo Delaware were designated as Series A convertible preferred stock, having the same rights and characteristics as the Series A convertible preferred shares of Jutvision Corporation.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Principles of consolidation

  These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated.

 Foreign currency translation

   The functional currency of the Company's subsidiary and Jutvision Corporation is the Canadian dollar. Accordingly, assets and liabilities are translated at exchange rates in effect at the balance sheet date. Revenue and expenses are translated at the average rates of exchange during the year. Translation gains and losses are recorded in accumulated other comprehensive income (loss).

  In Jutvision Corporation's financial statements, monetary assets and liabilities denominated in foreign currencies were translated into the functional currency, Canadian dollars, at the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities and transactions were translated at exchange rates prevailing at the respective transaction dates. Exchange gains and losses were included in the statement of operations and comprehensive income (loss).

 Unaudited interim results

  The accompanying interim financial statements as of March 31, 1999, and for the three months ended March 31, 1998 and 1999 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly in all material respects the Company's consolidated financial position, results of operations and its cash flows as of March 31, 1999 and for the three months ended March 31, 1998 and 1999. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the year ending December 31, 1999.

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
  Information as of March 31, 1999 and/or for the periods ended March 31, 1998 and 1999 is unaudited


 Use of estimates in the preparation of financial statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and cash equivalents

  The Company considers all highly liquid investments with an original or remaining maturities of three months or less at the date of purchase to be cash equivalents.

 Financial instruments

  The carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and notes payable to shareholders approximate fair value due to their short-term maturities.

 Certain risks and concentrations

  The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its accounts for cash and cash equivalents with one major bank in the United States and one major bank in Canada. Deposits in these banks may exceed the amount of insurance provided on such deposits. The Company has not experienced any losses on its deposits of its cash and cash equivalents.

  The Company's revenue is derived entirely from virtual tour services. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral. Four customers accounted for 41%, 28%, 19% and 12% of total accounts receivable as at December 31, 1997. Two customers accounted for 58% and 13% of total accounts receivable as at December 31, 1998. At March 31, 1999 (unaudited) two customers accounted for 58% and 14% of total accounts receivable. Revenues from a single customer represented 25%, 77% and 9% (unaudited) of total revenue for the years ended December 31, 1997 and 1998 and the three months ended March 31, 1999 (unaudited). 100%, 100% and 23% (unaudited) of revenues were earned from customers located in Canada with accounts receivable balances denominated in Canadian dollars in the years ended December 31, 1997 and 1998, and the three months ended March 31, 1999 (unaudited).

  The Company does not list real estate on its own web site and is therefore dependent upon distribution partnerships with other real estate distributor sites. If the Company were to lose any of these distribution partners its revenue and results of operations could be materially adversely affected.

 Property, plant and equipment

  Property, plant and equipment are recorded at cost and depreciated on a straight line basis over the estimated lives of the assets ranging between two and five years. Leasehold improvements are amortized over the term of the lease or the estimated useful lives, whichever is shorter.

  Depreciation and amortization expense for the periods ended 1996, 1997, 1998 and from November 2, 1995 (date of inception) to December 31, 1998, was $11,914, $10,763, $32,045 and $54,722, respectively.

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
  Information as of March 31, 1999 and/or for the periods ended March 31, 1998 and 1999 is unaudited


 Accounting for long-lived assets

  The Company reviews property, plant and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of an asset may not be recoverable. Recoverability is measured by comparison of its carrying amount to future net cash flows the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future cash flows arising from the asset.

 Revenue recognition

  The Company generates revenue from services provided to real estate agents that includes videotaping a home or other property, converting the videotape into a complete virtual tour and distributing the virtual tour to sites on the internet. Revenue from the sale of tours is recognized at the time a virtual tour is posted to the customer's Web site provided there are no remaining significant obligations and collection of the resulting receivable is probable. The Company calculates a return provision based on historical experience and makes appropriate reserves at the time revenue is recognized.

 Stock-based compensation

  The Company has adopted the disclosure provisions of Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-based Compensation." The Company has elected to continue accounting for stock-based compensation issued to employees using Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and, accordingly, pro forma disclosures required under SFAS No. 123 have been presented. Stock issued to non-employees has been accounted for in accordance with SFAS No. 123 and valued using the Black-Scholes model.

 Income taxes

  The Company accounts for its income taxes in accordance with the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and income tax bases of assets and liabilities and are measured using the enacted tax rates and laws. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

 Research and development costs

  Research and development costs are charged to operations as incurred.

 Net loss per common share

  Basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing the net loss for the period by the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares, composed of common shares issuable upon the exercise of stock options and warrants and upon conversion of Series A and Series B convertible preferred stock, are included in the diluted net loss per share computation to the extent

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
  Information as of March 31, 1999 and/or for the periods ended March 31, 1998 and 1999 is unaudited

such shares are dilutive. A reconciliation of the numerator and denominator used in the calculation of basic and diluted net loss per common share follows:

                                                                 From                                    From
                                                              November 2,                             November 2,
                                                             1995 (date of   Three Months Ended      1995 (date of
                             Years ended December 31,        inception) to        March 31,          inception) to
                          ---------------------------------  December 31,  ------------------------    March 31,
                            1996       1997        1998          1998         1998         1999          1999
                          --------  ----------  -----------  ------------- -----------  -----------  -------------
                                                                           (unaudited)  (unaudited)   (unaudited)
Numerator
 Net loss...............  $(90,417) $ (142,924) $(1,840,293)  $(2,073,634) $ (531,752)  $(6,018,539)  $(8,092,173)
                          ========  ==========  ===========   ===========  ==========   ===========   ===========
Denominator
 Weighted average
  shares -- basic and
  diluted...............   808,333   1,006,700    2,119,170     1,347,650   1,097,330     2,765,215     1,484,410
 Weighted average common
  shares subject to
  repurchase............       --          --           --            --          --        (14,891)       (1,131)
                          --------  ----------  -----------   -----------  ----------   -----------   -----------
 Denominator for basic
  and diluted
  calculation...........   808,333   1,006,700    2,119,170     1,347,650   1,097,330     2,750,324     1,483,279
                          --------  ----------  -----------   -----------  ----------   -----------   -----------
 Net loss per share --
   basic and diluted....  $  (0.11) $    (0.14) $     (0.87)  $     (1.54) $    (0.48)  $     (2.19)  $     (5.46)
                          ========  ==========  ===========   ===========  ==========   ===========   ===========

  The following table summarizes common stock equivalents that are not included in the diluted net income per share calculation of the denominator above because to do so would be antidilutive for the periods indicated:

                                                                 From                                    From
                                                              November 2,                             November 2,
                                                             1995 (date of   Three Months Ended      1995 (date of
                             Years ended December 31,        inception) to        March 31,          inception) to
                          ---------------------------------  December 31,  ------------------------    March 31,
                            1996       1997        1998          1998         1998         1999          1999
                          --------  ----------  -----------  ------------- -----------  -----------  -------------
                                                                           (unaudited)  (unaudited)   (unaudited)
 Weighted average effect
  of common stock
  equivalents:
 Series A convertible
  preferred stock.......       --          --        31,667        10,925         --        231,250        26,865
 Series B convertible
  preferred stock.......       --          --           --            --          --        454,432        32,877
 Options to purchase
  common stock..........       --          --           --            --      261,111     1,227,403        66,128
 Warrants to purchase
  common stock..........       --          --           --            --          --         18,534           --
 Common stock subject to
  repurchase............       --          --           --            --          --         14,891         1,131
                          --------  ----------  -----------   -----------  ----------   -----------   -----------
                               --          --        31,667        10,925     261,111     1,946,510       127,001
                          ========  ==========  ===========   ===========  ==========   ===========   ===========

 Comprehensive income (loss)

  Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income (loss) and its components in financial statements. Comprehensive income (loss), as defined, includes all changes in equity during a period from non-owner sources.

 Recent accounting pronouncements

  In March 1998, the Accounting Standards Executive Committee ("AcSEC") issued Statement of Position ("SOP") No. 98-1, "Software for Internal Use," which provides guidance on accounting for the cost of

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
  Information as of March 31, 1999 and/or for the periods ended March 31, 1998 and 1999 is unaudited

computer software developed or obtained for internal use. SOP No. 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. The Company does not expect that the adoption of SOP No. 98-1 will have a material impact on its financial statements.

  In April 1998, AcSEC issued SOP 98-5, "Reporting on the Costs of Start-Up Activities." This SOP provides guidance on the financial reporting of start-up costs and organization costs. It requires the costs of start-up activities and organization costs to be expensed as incurred. The SOP is effective for financial statements for fiscal years beginning after December 15, 1998. The Company does not expect that the adoption of SOP No. 98-5 will have a material impact on its financial statements.

  In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, or SFAS 133, Accounting for Derivative Instruments and Hedging Activities. SFAS 133 establishes new standards of accounting and reporting for derivative instruments and hedging activities. SFAS 133 requires that all derivatives be recognized at fair value in the statement of financial position, and that the corresponding gains or losses be reported either in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. SFAS 133 will be effective for fiscal years beginning after June 15, 1999. The Company does not currently hold derivative instruments or engage in hedging activities.

NOTE 4--BALANCE SHEET ACCOUNTS:

 Property, Plant and Equipment:

                                                               1997      1998
                                                             --------  --------
   Service provider equipment............................... $    --   $197,441
   Computer equipment.......................................   32,287    44,672
   Office equipment.........................................    4,653    11,108
   Leasehold improvements...................................      --      4,100
                                                             --------  --------
                                                               36,940   257,321
   Less: Depreciation and amortization......................  (22,677)  (45,658)
                                                             --------  --------
                                                             $ 14,263  $211,663
                                                             ========  ========

 Accrued Liabilities:

                                                                1997     1998
                                                               ------- --------
   Accrued liabilities--trade................................. $ 4,614 $ 82,104
   Accrued marketing costs....................................  19,592      --
   Accrued salaries and benefits..............................     --    40,000
                                                               ------- --------
                                                               $24,206 $122,104
                                                               ======= ========

NOTE 5--CONVERTIBLE SUBORDINATED PROMISSORY NOTES PAYABLE:

  On February 2, 1999, the Company issued convertible subordinated promissory notes payable in exchange for cash of $1,800,000. These notes payable bore interest at a rate of 10% per annum. The principal and accrued interest were convertible into a subsequent equity issuance totaling more than $2,000,000. On March 12, 1999, the entire principal balance of $1,800,000 plus accrued interest of $8,850 was converted into 311,495 shares of Series B convertible preferred stock of the Company.

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
  Information as of March 31, 1999 and/or for the periods ended March 31, 1998 and 1999 is unaudited


NOTE 6--PREFERRED STOCK:

  Under the Company's Article's of Incorporation, as amended, the Company's preferred stock is issuable in series and the Company's Board of Directors is authorized to determine the rights, preferences and privileges of each series. The Company has authorized 2,652,574 shares of convertible preferred stock, of which 500,000 is designated Series A convertible preferred stock ("Series A") and 2,152,574 is designated Series B convertible preferred stock ("Series B").

  On March 12, 1999, the Company issued 2,152,574 shares of Series B preferred shares, having a par value of $0.001 per share, at $5.80 per share for total cash proceeds of $10,686,011 and for conversion of notes payable and settlement of accrued interest of $1,808,850.

  The terms of Series A and Series B are as follows:

 Dividends

  The holders of Series A and Series B are entitled to dividends of $0.32 and $0.4646, respectively, per share per annum, as and when declared by the Board of Directors.

 Voting rights

  Each share of Series A and Series B entitles a holder to the number of votes per share equal to the number of shares of common stock (including fractions of a share) into which each share of Series A and Series B is convertible.

 Liquidation

  Upon any liquidation, dissolution or winding up of the Company, the holders of the Series A and Series B shares shall rank in parity with each other and will be entitled to receive, in equal preference, before any distribution or payment is made to the holders of common shares, a sum equal to all unpaid dividends, in addition to an amount per share of $4.00 and $5.807, respectively. In addition, the Series B stockholders are entitled to participate pro rata based on the number of common shares into which the Series B convert, along with the holders of the common stock in any surplus assets remaining after payment of the liquidation preferences. If such liquidation occurs prior to December 31, 1999, this amount is limited to $8.7105 per Series B share. In the event such liquidation occurs after December 31, 1999, this amount is limited to $14.5175 per Series B share.

 Conversion

  Each share of Series A and Series B is convertible into the number of shares of common stock determined by dividing $4.00 and $5.807, respectively, by the conversion price at the time in effect for each such share of convertible preferred stock. The initial conversion price will be $4.00 and $5.807, respectively, per share. Conversion can be requested at any time at the option of the holder.

  The convertible preferred stock would automatically convert into common stock at the conversion price relevant at that time, if the Company closes a firm commitment underwritten public offering of shares of common stock in which the aggregate price received for such shares by the Company (net of underwriting discounts, commissions and expenses) was at least $10.0 million or $11.6140 per share, or upon the written election of not less than two-thirds of voting power of the then outstanding Series A and B convertible preferred stock.

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
  Information as of March 31, 1999 and/or for the periods ended March 31, 1998 and 1999 is unaudited


NOTE 7--COMMON STOCK:

 Common Stock

  The Company's Certificate of Incorporation authorizes the Company to issue 10,000,000 common shares with $0.001 par value. Each common share entitles the holder to one vote. The holders of the common shares are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock at the time outstanding having priority rights as to dividends.

  On September 15, 1998, the Company authorized a 1,000:1 common share split. The effect of this stock split has been retroactively reflected throughout the financial statements.

 Class B Common Stock

  On the reorganization on January 1, 1999, (Note 2) the Company authorized and issued 2,650,548 Class B common shares with a par value of $0.0001 per share. Each common share entitles the holder to one vote.

 Common share units

  On June 28, 1998, the Company issued 120,000 common share units for total proceeds of $76,404, net of share issuance costs. Each unit consisted of one common share and a warrant to purchase one common share. The fair value of the warrants was established at $23,311 using the Black-Scholes method with the following assumptions, no annual dividend, volatility of 100%, risk free interest rate of 5.35% and term of one year. Based on the fair value of the underlying instruments within the common share unit, $53,093 of the total proceeds was allocated to common shares and the balance of $23,311 was allocated to the warrants to purchase common shares. Each warrant entitled the holder to purchase one common share at approximately $0.65 per share on or before June 28, 1999. On December 8, 1998, the warrants were exercised to purchase 120,000 common shares for net proceeds of $77,745.

  On December 31, 1998, promissory notes pertaining to this warrant conversion were outstanding in the amount of $53,806. The promissory notes are non-interest bearing until June 28, 1999, after which interest accrues at the prime rate charged from time to time by the Royal Bank of Canada, compounded semi-annually, and have no repayment terms.

 Issued for services rendered

  At various times throughout the year ended December 31, 1998, 367,000 common shares were issued to certain individuals, for services rendered. The fair market value of the stock issued of $325,500 was charged to results of operations and comprehensive loss.

 Stock option plan

 1998 Employee, Director and Consultant Stock Option Plan

  During 1998, the Company authorized an Employee, Director and Consultant Stock Option Plan for a total of 850,000 common shares. This plan became effective on January 1, 1999 once the Company was reorganized. During 1999, an additional 1,351,638 common shares were authorized under the Plan. Each option under the incentive plan allows for the purchase of one common share of the Company and expires not later than five or

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
  Information as of March 31, 1999 and/or for the periods ended March 31, 1998 and 1999 is unaudited

ten years from the date of grant, depending on the ownership of the option participants. The vesting terms of the stock options will be determined on each grant date and are generally two or three years; however, the amount of options that can be exercised per participant in any calendar year will be restricted to an aggregate fair market value of $100,000 of the underlying common stock.

  Activity under the Plan is set forth below (unaudited):

                                                             Average
                                                             Weighted
                            Available   Options   Price Per  Exercise
                            for Grant Outstanding   Share     Price     Amount
                            --------- ----------- ---------- -------- ----------
   Balance, January 1,
    1999...................       --         --   $      --   $ --    $      --
   Options authorized...... 2,201,638
   Options granted......... 1,975,838  1,975,838  $0.50-1.00  $0.54    1,065,219
   Options exercised.......       --    (150,500) $     0.50  $0.50      (75,250)
                            ---------  ---------  ----------  -----   ----------
   Balances, March 31,
    1999...................   225,800  1,825,338  $0.50-1.00  $0.54   $  989,969
                            =========  =========  ==========  =====   ==========

  The options outstanding and currently exercisable by exercise price at March 31, 1999 are as follows (unaudited):

                                Options Outstanding        Options Exercisable
                         --------------------------------- --------------------
                                       Weighted
                                       Average    Weighted             Weighted
                                      Remaining   Average              Average
                           Number    Contractual  Exercise   Number    Exercise
   Exercise Price        Outstanding Life (Years)  Price   Outstanding  Price
   --------------        ----------- ------------ -------- ----------- --------
   $0.50................  1,540,138      9.8       $0.50     356,138    $0.50
   $0.75................    261,200      9.9        0.75       7,700     0.75
   $1.00................     24,000      9.8        1.00      24,000     1.00
                                                             -------
                                                             387,838
                                                             =======

 Option agreements

  On February 12, 1998, the Company issued 500,000 stock options to non-employees, and on May 31, 1998, the Company issued a further 168,100 stock options to non-employees, in exchange for management services. The stock options allowed the holder to purchase one common share for $0.01 per share, expired in ten years from the date of grant and vested immediately. As at December 31, 1998, all of the options had been exercised into common shares for cash proceeds of $4,630.

  The fair value of each stock option granted to non-employees was estimated on the date the non-employee earned the option using the Black-Scholes option-pricing model with the following assumptions: no annual dividend, expected volatility of 100%, risk-free interest rate of 5.36%; and expected life of ten years. The weighted average fair value of stock options earned in 1998 was $0.80. The resulting values have been charged to the statement of operations and comprehensive loss in the period that services were rendered. The fair value of the stock options charged to the statement of operations and comprehensive loss in 1998 was $536,419.

 Restricted stock agreements (unaudited)

  In February 1999, the Company issued 43,000 shares of its common stock on exercise of options granted in exchange for services under restricted purchase agreements. At March 31, 1999, 39,417 (unaudited) common

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
  Information as of March 31, 1999 and/or for the periods ended March 31, 1998 and 1999 is unaudited

shares are subject to repurchase under these agreements in the event of voluntary termination of the purchaser's services. The repurchase provision expires on involuntary termination of the purchaser's services, an initial public offering of the common stock of the Company, or merger or reorganization of the Company.

 Warrants and commitments

  Pursuant to a marketing and distribution agreement entered into on November 11, 1998, the Company agreed to issue a stock purchase warrant once the Company was reorganized. The warrant allows the holder to purchase 100,000 shares of common stock at $4.00 per share and expires on December 31, 1999. The warrant has been recorded at its fair value of $168,401 with the costs charged to the statement of operations and comprehensive income (loss) in the year ended December 31, 1998. The fair value of the warrant was estimated using the Black-Scholes option-pricing model. The following assumptions were used in the model: no annual dividend, expected volatility of 55%, risk-free interest rate of 5.35%; and an expected life of 1.2 years.

NOTE 8--INCOME TAXES:

  The principal items accounting for the difference between income taxes computed at the Canadian statutory rate and the provision for income taxes are as follows:

                              December 31,
                            ---------------------
                            1996    1997    1998
                            -----   -----   -----
   Canadian statutory
    rate...................  44.5%   44.5%   44.5%
   Amounts not deductible
    for tax purposes.......  (0.6)%  (0.5)%   --
   Operating losses not
    benefited.............. (43.9)% (44.0)% (44.5)%
                            -----   -----   -----
                              --      --      --
                            =====   =====   =====

  At December 31, 1998, Jutvision Corporation had accumulated income tax losses of $1,944,259 available in Canada for carry-forward to reduce taxable income of future years, the benefit of which has not been recorded in these financial statements. The income tax losses expire as follows:

   2002.............................................................. $   82,787
   2003..............................................................    137,272
   2004..............................................................  1,724,200
                                                                      ----------
                                                                      $1,944,259
                                                                      ==========

  For Canadian federal and Ontario provincial tax purposes, Jutvision Corporation's net operating loss carryforwards are subject to certain limitations on utilization in the event of changes in ownership.

  Deferred tax assets are summarized as follows:

                                                             1997       1998
                                                           ---------  ---------
   Non-capital losses..................................... $  97,926  $ 865,185
   Share issue costs......................................       --       2,464
   Property, plant and equipment..........................     4,724      5,322
                                                           ---------  ---------
                                                             102,650    872,971
   Valuation allowance....................................  (102,650)  (872,971)
                                                           ---------  ---------
                                                           $     --   $     --
                                                           =========  =========

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
  Information as of March 31, 1999 and/or for the periods ended March 31, 1998 and 1999 is unaudited

  The valuation allowance increased by $770,321 during 1998. Realization of the future tax benefits related to the deferred tax assets is dependent upon many factors, including bamboo Canada's ability to generate taxable income in Canada within the loss carryforward periods.


NOTE 9--COMMITMENTS:

  The Company is obligated under leases for the rental of facilities, computer equipment and office equipment. Minimum future rental payments under the Company's current leases in effect as at December 31, 1998 are as follows:

   1999................................................................ $470,000
   2000................................................................  391,000
   2001................................................................  377,000
   2002................................................................   61,000

  Total rent expense was $733, $8,005, $39,245 and $47,983 in the years ended 1996, 1997, 1998 and for the period from November 2, 1995 date of incorporation to December 31, 1998 respectively.

Marketing and Distribution Agreements

  The Company has entered into marketing and distribution agreements with certain real estate destination Web sites to maintain certain promotional and linkage rights, and technology access in exchange for total minimum payments of $11,459,000 payable over three years. A total of $5,725,000 of the payments are noncancelable. The Company records the expenses as incurred. Under the terms of the agreements (as amended), the following minimum non-cancelable and total future payments are due beginning in April 1999:

                                                     Non Cancelable    Total
                                                     -------------- -----------
   Year ended December 31, 1999.....................   $1,875,000   $ 2,007,000
   Year ended December 31, 2000.....................    3,850,000     3,916,000
   Year ended December 31, 2001.....................          --      4,510,000
   Year ended December 31, 2002.....................          --      1,026,000
                                                       ----------   -----------
                                                       $5,725,000   $11,459,000
                                                       ==========   ===========

NOTE 10--RELATED PARTY TRANSACTIONS:

  The Company purchased capital equipment of $10,500 in 1996 and $3,500 in 1997 from a stockholder.

  Notes payable to stockholders are non-interest bearing if repaid in total, on or before June 30, 1999. If the notes are unpaid after June 30, 1999, interest will accrue at the prime rate charged from time to time by the Royal Bank of Canada, compounded semi-annually.

NOTE 11--UNAUDITED PRO FORMA NET LOSS PER COMMON SHARE AND PRO FORMA STOCKHOLDERS' EQUITY (DEFICIT):

  Upon the closing of the Company's initial public offering, all outstanding convertible preferred stock will be converted automatically into common stock. The pro forma effect of this conversion has been presented as a separate column in the Company's balance sheet, assuming the conversion had occurred as of March 31, 1999.

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
  Information as of March 31, 1999 and/or for the periods ended March 31, 1998 and 1999 is unaudited


  Pro forma basic and diluted net loss per common share have been computed as described in Note 3 and also give effect to common equivalent shares from preferred stock that will automatically convert upon the closing of the Company's initial public offering (using the as-if-converted method) for 1998 and the three months ended March 31, 1999.

  A reconciliation of the numerator and denominator used in the calculation of pro forma basic and fully diluted net loss per common share follows:

                                        Cumulative                 Cumulative
                                           from                       from
                                        November 2,                November 2,
                                       1995 (date of              1995 (date of
                                       inception) to              inception) to
                           December    December 31,   March 31,     March 31,
                           31, 1998        1998         1999          1999
                          -----------  ------------- -----------  -------------
                          (unaudited)   (unaudited)  (unaudited)   (unaudited)
Net loss................  $(1,840,293)  $(2,073,634) $(6,018,539)  $(8,092,173)
                          ===========   ===========  ===========   ===========
Shares used in computing
 basic and diluted net
 loss per share.........    2,119,170     1,347,650    2,750,324     1,483,279
Adjusted to reflect the
 effect of the assumed
 conversion of all
 convertible preferred
 stock from the date of
 issuance...............       31,667        10,925      685,682        59,742
                          -----------   -----------  -----------   -----------
Weighted average shares
 used in computing pro
 forma basic and diluted
 net loss per share.....    2,150,837     1,358,575    3,436,006     1,543,021
                          ===========   ===========  ===========   ===========
Pro forma basic and
 diluted net loss per
 share..................  $     (0.86)  $     (1.53) $     (1.75)  $     (5.24)
                          ===========   ===========  ===========   ===========

NOTE 12--GEOGRAPHIC INFORMATION:

  The Company has adopted the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 131, or SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," effective for fiscal years beginning after December 31, 1997. SFAS 131 supersedes Statement of Financial Accounting Standards No. 14 of SFAS 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 changes current practice under SFAS 14 by establishing a new framework on which to base segment reporting and also requires interim reporting of segment information.

  Management uses one measurement of profitability for its business. The Company markets its products and related services to customers in the United States and Canada.

  Revenue and long-lived asset information by geographic area are as follows:

                                                                      Long Lived
                                                             Revenues   Assets
                                                             -------- ----------
   1998
     Canada................................................. $77,410   $ 49,427
     United States..........................................     --     162,236
                                                             -------   --------
                                                             $77,410   $211,663
                                                             =======   ========
   1997
     Canada................................................. $45,553   $ 14,263
     United States..........................................     --         --
                                                             -------   --------
                                                             $45,553   $ 14,263
                                                             =======   ========

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
  Information as of March 31, 1999 and/or for the periods ended March 31, 1998 and 1999 is unaudited

NOTE 13--SUBSEQUENT EVENTS:

 Distribution Agreements

  On March 16, 1999, the Company entered into a distribution agreement with a real estate destination Web site to maintain certain promotional and linkage rights in exchange for quarterly payments of $55,000 and minimum payments totaling $275,000. At March 31, 1999, the additional minimum future payments required under this agreement are as follows:

   Year ended December 31, 1999....................................... $165,000
   Year ended December 31, 2000.......................................   55,000
                                                                       --------
                                                                       $220,000
                                                                       ========

 Line of Credit

  On April 16, 1999, the Company obtained up to $1.0 million in short term financing. No advances have been drawn from this line of credit.

 Capital lease obligations

  On March 24, 1999, the Company entered into a master capital lease agreement to obtain up to $1,500,000 in capital lease financing for purchases of video equipment, office furniture and other equipment including computer hardware and software made subsequent to January 1, 1999. The available lease line expires on December 31, 1999. On April 14, 1999 and May 6, 1999, the Company committed $204,947 and $425,747, respectively in property, plant and equipment to capital lease under a sale and leaseback provision of the master capital lease agreement.

 Name change

  On April 23, 1999, Jutvision Canada, Inc. changed its name to bamboo.com Canada, Inc. and Jutvision Corporation changed its name to bamboo.com, Inc.

 Private Placements

  On May 5, 1999, the Company issued an additional 172,206 Series B preferred shares with a par value of $0.001 for $5.807 per share for total cash proceeds of $1,000,000.

  On June 7, 1999, bamboo Canada amended its articles of incorporation and the Conversion and Pairing Agreement to reflect the creation of Series C convertible preferred shares ("Series C shares"). Effective June 11, 1999, the outstanding Series B convertible preferred shares were converted to Series C convertible preferred shares. The Series C shares have substantially all of the same rights and preferences as the Series B convertible preferred shares, except that the Series C shares do not automatically convert in the event that the parent company, bamboo.com, completes an initial public offering of its stock. Under the amended conversion and pairing agreement, the Series C shares are exchangeable on a one for one basis for common stock of the parent company, bamboo.com, and the shares of the Series C will be redeemed at par value of $0.0001 per share.

                                BAMBOO.COM, INC.
                        (FORMERLY JUTVISION CORPORATION)
                         (A DEVELOPMENT STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
  Information as of March 31, 1999 and/or for the periods ended March 31, 1998 and 1999 is unaudited


  On June 7, 1999, the Company authorized an additional 1,100 shares of preferred stock and designated them as Series C redeemable preferred stock ("Series C redeemable stock"). Series C redeemable stockholders are entitled to cumulative dividends in preference to all other share classes at a rate of $500 per share per annum, commencing from June 30, 2000. Series C redeemable stock is automatically redeemable on the earlier of the completion of an initial public offering, five years from the date of issuance or at any time at the option of the Company at a redemption price of $10,000 per share plus all accrued and unpaid dividends.

  On June 11, 1999, the Company entered into an agreement to sell 1,100 shares of its Series C redeemable preferred stock and 446,725 shares of its common stock for total gross proceeds of $11 million.

  In addition, on June 9, 1999 Company adopted the 1999 Employee Stock Purchase Plan under which shares have been reserved for issuance.

 Initial Public Offering

  On June 9, 1999, the Company approved the issuance and sale in an underwritten public offering of the Company's common stock.

--------------------------------------------------------------------------------

Until      , 1999, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------

                               [Bamboo.com Logo]

                             Prudential Securities

                             Dain Rauscher Wessels
                      a division of Dain Rauscher Incorporated

                          Volpe Brown Whelan & Company

                                   E*OFFERING

--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the costs and expenses, other than the underwriting discounts, payable by the Registrant in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq/NMS listing fee.

   SEC Registration Fee............................................... $15,985
   NASD Filing Fee....................................................   6,250
   Nasdaq National Market Listing Fee.................................      (*)
   Printing Costs.....................................................      (*)
   Legal Fees and Expenses............................................      (*)
   Accounting Fees and Expenses.......................................      (*)
   Blue Sky Fees and Expenses.........................................      (*)
   Transfer Agent and Registrar Fees..................................      (*)
   Miscellaneous......................................................      (*)
                                                                       -------
     Total............................................................ $    (*)
                                                                       =======

--------
(*)  To be provided by amendment.

Item 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of our current Certificate of Incorporation (Exhibit 3.1 hereto) and Article VI of our current Bylaws (Exhibit 3.3 hereto) provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Delaware law. In addition, we have entered into Indemnification Agreements (Exhibit 10.1 hereto) with our officers and directors. The Underwriting Agreement (Exhibit 1.1) also provides for cross-indemnification among bamboo.com and the Underwriters with respect to certain matters, including matters arising under the Securities Act.

Item 15. RECENT SALES OF UNREGISTERED SECURITIES.

  Since our incorporation in November 1995, we have sold and issued the following securities:

   1. On November 2, 1995 we issued 100,000 shares of common stock to two founders for an aggregate consideration of C$10.00.

   2. On December 12, 1996 we issued 40,000 to one U.S. investor's shares of common stock and 160,000 shares of common stock to 12 non-U.S. investors for an aggregate consideration of C$200,000.00.

   3. On July 31, 1997 we issued 16,080 shares of common stock to 6 investors for an aggregate consideration of C$18,759.89.

   4. On February 12, 1998 we issued 150,000 shares of common stock to 3 officers for an aggregate consideration of C$150,000, paid for by services rendered and options to purchase 500,000 shares of common stock at an exercise price of $.01.

   5. On March 31, 1998 we issued 254,000 shares of common stock to 14 investors for an aggregate consideration of C$220,000.

   6. On April 8, 1998 we issued 36,000 shares of common stock to one officer and two investors for an aggregate consideration of C$36,000.

   7. On April 13, 1998 we issued 40,000 shares of common stock to an employee for an aggregate consideration of C$40,000.

   8. On April 21, 1998 we issued 40,000 shares of common stock to one officer and an investor for an aggregate consideration of C$40,000.

   9. On May 22, 1998 we issued 177,000 shares of common stock to two investors for an aggregate consideration of C$177,000.

  10. On June 28, 1998 we issued warrants for 120,000 shares of common stock to six investors which were exercised for an aggregate consideration of C$120,000.

  11. On September 28, 1998 we issued 13,368 shares of common stock to three investors for an aggregate consideration of C$40,104.

  12. On September 30, 1998 we issued 50,000 shares of common stock to one investor for an aggregate consideration of C$150,000.

  13. On October 20, 1998 we issued 148,750 shares of Series A preferred stock to eleven investors at an aggregate consideration of $595,000.

  14. On November 11, 1998 we issued warrants for 139,965 shares of common stock to one investor at an exercise price of $4.00 per share, which was later amended to warrants for 100,000 shares of common stock on June 11, 1999.

  15. On December 8, 1998 we issued 25,000 shares of Series A preferred stock to 3 non-U.S. investors and 57,500 shares of Series A preferred stock to 6 non-U.S. investors for an aggregate consideration of C$330,000.

  16. On January 1, 1999 we issued 2,650,548 shares of Class B redeemable common stock to twenty eight shareholders as part of the amalgamation and reorganization of our business as a Delaware corporation.

  17. On February 25, 1999 we issued 43,000 shares of common stock to two investors at an aggregate consideration of $21,500

  18. On March 12, 1999 we issued 2,324,774 shares of Series B preferred stock to eighteen investors at an aggregate consideration of $13,499,962.61

  19. On June 11, 1999, the Company entered into an agreement to sell 1,100 shares of its Series C redeemable preferred stock and 446,725 shares of its common stock to four investors for an aggregate consideration of $11,000,000.

  20. Since our incorporation, we have issued an aggregate of 2,311,013 options and stock purchase rights to purchase our common stock under the 1998 Employee Director and Consultant Stock Plan to employees, directors, and consultants with exercise prices ranging from $0.50 to $1.50.

  The issuances of securities described in Items 1-12 were sold Canadian dollars and are denominated above in Canadian dollars. "C$" means Canadian dollars.

  The issuances of securities described in Items 1, 3-6, 8-11 were sold to persons who were neither nationals nor residents of the United States and no facilities or instrumentalities of U.S. interstate commerce were used in connection with any offer or sale thereof.

  The issuance of the other above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of such Securities Act as transactions by an issuer not involving any public offering. In addition, the issuances described in Item 20 were deemed exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

Item 16. EXHIBITS.

 (a)

    1.1  Form of Underwriting Agreement dated      , 1999.*

    3.1  Certificate of Incorporation of Registrant as currently in effect.

    3.2 Form of Certificate of Incorporation of Registrant to be filed immediately following the closing of the offering made under this Registration Statement.*

    3.3  Articles of Amalgamation of Jutvision Canada, Inc. (bamboo.com) dated
         January 1, 1999.

    3.4  Articles of Amendment of Jutvision Canada, Inc. (bamboo.com) dated
         April 23, 1999.

    3.5  Articles of Amendment of bamboo.com Canada, Inc. dated June 7, 1999.

    3.6  Amended and Restated Conversion and Pairing Agreement with bamboo.com
         Canada, Inc. dated as of June 7, 1999.

    3.7  Bylaws of Registrant as currently in effect.

    3.8 Form of Bylaws of Registrant to be adopted immediately following the closing of the offering made under this Registration Statement.*

    3.9  Series C Redeemable Preferred Stock Purchase Agreement dated as of
         June 11, 1999.

    4.1  Specimen Common Stock Certificate.*

    5.1  Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

    9.1  Share Contribution, Subscription, Right of First Refusal and Voting
         Agreement Dated Jan. 1, 1999.
   10.1 Form of Indemnification Agreement between the Registrant and each of its directors and officers.

   10.2 1998 Employee, Director and Consultant Stock Plan and the form of agreement thereunder, as currently in effect.

   10.3  Form of Amended and Restated 1998 Employee, Director and Consultant
         Stock Plan and the form agreement thereunder to be adopted immediately upon the effectiveness of the Registration Statement.

   10.4 Form of 1999 Employee Stock Purchase Plan and form of agreements thereunder.

   10.5 Investors' Rights Agreement dated as of March 12, 1999 among bamboo.com and certain investors.

   10.6  Joint Services Agreement with RealSelect, Inc. dated as of Nov. 11,
         1998 as amended June 11, 1999.*

   10.7  Distribution Agreement with Microsoft Corporation dated as of March
         16, 1999.*

   10.8  Distribution Agreement with HomeSeekers.com, Inc. dated as of Nov. 20,
         1998.*

   10.9  Distribution Agreement with Homes.com, a division of PCL Media
         Limited, dated as of May 10, 1999.*

   10.10 Form of Distribution Agreement with multiple listing services.

   10.11 Form of bamboo.com Approved Web Pro Agreement.

   10.12 Form of Distribution and Co-marketing Agreement with real estate brokerage companies.

   10.13 Line of Credit with Silicon Valley Bank dated April 16, 1999.

   10.14  Master lease agreement with Silicon Valley Bank dated March 24, 1999.

   10.15  Sublease with Pete's Brewing Company dated November 2, 1998.

   10.16  Sublease with Pete's Brewing Company dated December 1, 1998.

   10.17  Sublease with Information Access Inc. dated Nov. 15, 1998, and amendment dated Feb. 22, 1999.

   10.18  Service Provider Agreement with TBI Imaging dated Nov. 23, 1998 (also form of).*

   10.19  Employment Agreement with Leonard B. McCurdy.

   10.20  Employment Agreement with Kevin B. McCurdy.

   10.21  Employment Agreement with Andrew P. Laszlo.

   10.22  Employment Agreement with Howard D. Field.

   10.23  Employment Agreement with Mark R. Searle.

   10.24  Employment Agreement with Randall I. Bresee.

   10.25  Employment Agreement with Andrew J. Aicklen.

   10.26  Sublease with Transmode Consultants Inc./Traxis Inc. dated May 27, 1999.
   21.1   Subsidiaries of Registrant.

   23.1   Consents of Accountants.

   23.2   Consents of Attorneys.

   24.1   Power of Attorney (see page II-5).

   27.1   Financial Data Schedule.

--------
*To be filed by amendment

 (b)Financial Statement Schedules

   Schedule II--Valuation and Qualifying Accounts

  Other schedules are omitted because they are not applicable, or because the information is included in the Financial Statements or the Notes thereto.


Item 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on June 14, 1999.

                                             /s/ Leonard B. McCurdy
                                          By: _________________________________
                                                Leonard B. McCurdy
                                                Chief Executive Officer

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Randall I. Bresee and Kevin B. McCurdy, and each of them, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this registration statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said registration statement.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----
        /s/ Leonard B. McCurdy         Chief Executive Officer,      June 14, 1999
______________________________________  Chairman and Director
          Leonard B. McCurdy

         /s/ Kevin B. McCurdy          Executive Vice President      June 14, 1999
______________________________________  and Director
           Kevin B. McCurdy

        /s/ Randall I. Bresee          Chief Financial Officer       June 14, 1999
______________________________________
          Randall I. Bresee

          /s/ Duncan Fortier           Director                      June 14, 1999
______________________________________
            Duncan Fortier

           /s/ John Moragne            Director                      June 14, 1999
______________________________________
             John Moragne

         /s/ Philip Sanderson          Director                      June 14, 1999
______________________________________
           Philip Sanderson

           /s/ James Marver            Director                      June 14, 1999
______________________________________
             James Marver

       Report of Independent Accountants on Financial Statement Schedule

To the board of Directors and Stockholders of bamboo.com Inc. (a development stage company) (formerly Jutvision Corporation):

  Our audits of the consolidated financial statements referred to in our report dated March 12, 1999, except for Note 13, which is as of June 11, 1999, appearing on page F-2 of this Form S-1 also included an audit of the financial statement schedule listed under item 16(b) of this Form S-1. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

San Jose, California
June 11, 1999

                                                                     SCHEDULE II
                       VALUATION AND QUALIFYING ACCOUNTS

                                                 Additions
                                                  Charged
                                      Balance at  to Cost             Balance at
                                      Beginning     and               Ending of
                                      of Period  Expenses  Deductions   Period
                                      ---------- --------- ---------- ----------
Year End December 31, 1996
 Allowance for doubtful accounts.....   $  --     $  --     $   --      $  --
Year End December 31, 1997
 Allowance for doubtful accounts.....   $  --     $  --     $   --      $  --
Year End December 31, 1998
 Allowance for doubtful accounts.....   $  --     $1,304    $   --      $1,304
March 31, 1999
 Allowance for doubtful accounts.....   $1,304    $  --     $(1,304)    $  --

                                 EXHIBIT INDEX

    1.1  Form of Underwriting Agreement dated      , 1999.*

    3.1  Certificate of Incorporation of Registrant as currently in effect.

    3.2 Form of Certificate of Incorporation of Registrant to be filed immediately following the closing of the offering made under this Registration Statement.*

    3.3  Articles of Amalgamation of Jutvision Canada, Inc. (bamboo.com) dated
         January 1, 1999.

    3.4  Articles of Amendment of Jutvision Canada, Inc. (bamboo.com) dated
         April 23, 1999.

    3.5  Articles of Amendment of bamboo.com Canada, Inc. dated June 7, 1999.

    3.6  Amended and Restated Conversion and Pairing Agreement with bamboo.com
         Canada, Inc. dated as of June 7, 1999.

    3.7  Bylaws of Registrant as currently in effect.

    3.8 Form of Bylaws of Registrant to be adopted immediately following the closing of the offering made under this Registration Statement.*

    3.9  Series C Redeemable Preferred Stock Purchase Agreement dated as of
         June 11, 1999.

    4.1  Specimen Common Stock Certificate.*

    5.1  Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

    9.1  Share Contribution, Subscription, Right of First Refusal and Voting
         Agreement Dated Jan. 1, 1999.
   10.1 Form of Indemnification Agreement between the Registrant and each of its directors and officers.

   10.2 1998 Employee, Director and Consultant Stock Plan and the form agreement thereunder, as currently in effect.

   10.3  Form of Amended and Restated 1998 Employee, Director and Consultant
         Stock Plan and the form agreement thereunder to be adopted immediately upon the effectiveness of the Registration Statement.

   10.4 Form of 1999 Employee Stock Purchase Plan and form of agreements thereunder.

   10.5 Investors' Rights Agreement dated as of March 12, 1999 among bamboo.com and certain investors.

   10.6  Joint Services Agreement with RealSelect, Inc. dated as of Nov. 11,
         1998, as amended June 11, 1999.*

   10.7  Distribution Agreement with Microsoft Corporation dated as of March
         16, 1999.*

   10.8  Distribution Agreement with HomeSeekers.com, Inc. dated as of Nov. 20,
         1998.*

   10.9  Distribution Agreement with Homes.com, a division of PCL Media
         Limited, dated as of May 10, 1999.*

   10.10 Form of Distribution Agreement with multiple listing services.

   10.11 Form of bamboo.com Approved Web Pro Agreement.

   10.12 Form of Distribution and Co-marketing Agreement with real estate brokerage companies.

   10.13 Line of Credit with Silicon Valley Bank dated April 16, 1999.

   10.14 Master lease agreement with Silicon Valley Bank dated March 24, 1999.

   10.15 Sublease with Pete's Brewing Company dated November 2, 1998.

   10.16 Sublease with Pete's Brewing Company dated December 1, 1998.

   10.17 Sublease with Information Access Inc. dated Nov. 15, 1998, and amendment dated Feb. 22, 1999.

   10.18 Service Provider Agreement with TBI Imaging dated Nov. 23, 1998 (also form of).*


   10.19 Employment Agreement with Leonard B. McCurdy.

   10.20 Employment Agreement with Kevin B. McCurdy.

   10.21 Employment Agreement with Andrew P. Laszlo.

   10.22 Employment Agreement with Howard D. Field.

   10.23 Employment Agreement with Mark R. Searle.

   10.24 Employment Agreement with Randall I. Bresee.

   10.25 Employment Agreement with Andrew J. Aicklen.

   10.26 Sublease with Transmode Consultants Inc./Traxis Inc. dated May 27,
         1999.
   21.1  Subsidiaries of Registrant.

   23.1  Consents of Accountants.

   23.2  Consents of Attorneys (see Exhibit 5.1).

   24.1  Power of Attorney (see page II-5).

   27.1  Financial Data Schedule.

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*To be filed by amendment

 (b)Financial Statement Schedules

   Schedule II--Valuation and Qualifying Accounts

  Other schedules are omitted because they are not applicable, or because the information is included in the Financial Statements or the Notes thereto.